Exhibit 10.6
EXECUTION COPY
KELLY SERVICES, INC.
THE FOREIGN SUBSIDIARY BORROWERS

CREDIT AGREEMENT
DATED AS OF SEPTEMBER 28, 2009

JPMORGAN CHASE BANK, N.A., AS AGENT
AND
THE LENDERS PARTY HERETO

J.P. MORGAN SECURITIES INC.,
AS LEAD ARRANGER AND SOLE BOOK RUNNER

i

EXHIBITS

EXHIBIT A — PRICING SCHEDULE

EXHIBIT B — JOINDER AGREEMENT

EXHIBIT C — REVOLVING CREDIT NOTE

EXHIBIT D — NOTICE OF DRAWDOWN

EXHIBIT E — OPINION OF COUNSEL

EXHIBIT F — COMPLIANCE CERTIFICATE

EXHIBIT G — ASSIGNMENT AGREEMENT

EXHIBIT H — ALTERNATE CURRENCY ADDENDUM

EXHIBIT I — BORROWING BASE CERTIFICATE

SCHEDULES

SCHEDULE 1.1(a)	COMMITMENTS

SCHEDULE 1.1(b)	FOREIGN SUBSIDIARY BORROWERS

SCHEDULE 1.1(c)	INACTIVE SUBSIDIARIES

SCHEDULE 2.16	SWING LINE LOAN NOTICE

SCHEDULE 5.7	LITIGATION

SCHEDULE 5.8	SUBSIDIARIES

SCHEDULE 6.12	EXISTING INDEBTEDNESS

SCHEDULE 6.13	EXISTING LIENS

SCHEDULE 6.17	EXISTING INVESTMENTS

THIS CREDIT AGREEMENT (this “Agreement”), dated as of September 28, 2009, among KELLY SERVICES, INC., a Delaware corporation (the “Company”), the FOREIGN SUBSIDIARY BORROWERS (as hereinafter defined) from time to time parties hereto (together with the Company, the “Borrowers”), the SUBSIDIARY GUARANTORS (as hereinafter defined) from time to time parties hereto, the lenders from time to time parties hereto (together with any Transferees, the “Lenders”), and JPMORGAN CHASE BANK, N.A., a national banking association with its main office in Chicago, Illinois, as administrative agent for the Lenders (in such capacity, the “Agent”).
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
ARTICLE I.
DEFINITIONS
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Article VI of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the lender under any agreement with respect to any Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Indebtedness thereunder (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in Article VI of this Agreement, or related definitions herein.
“Adjusted LIBO Rate” means, with respect to any calculation of the Alternate Base Rate, the quotient of (i) the Eurocurrency Reference Rate for deposits in Dollars divided by (ii) one minus the Reserve Requirement (expressed as a decimal).
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a Revolving Credit Advance, an Alternate Currency Advance or a Swing Line Loan.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means JPMorgan Chase Bank, N.A. in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.
“Aggregate Alternate Currency Commitments” means, at any time, the aggregate of the Alternate Currency Commitments of the Lenders.
“Aggregate Available Revolving Credit Commitments” means as at any date of determination with respect to all Lenders, an amount equal to the Available Revolving Credit Commitments of all Lenders on such date.
“Aggregate Commitments” shall mean the aggregate amount of the Commitments of all Lenders.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Aggregate Outstanding Revolving Credit Exposure” means as at any date of determination with respect to any Lender, the sum of (i) the U.S. Dollar Equivalent on such date of the aggregate unpaid principal amount of such Lender’s Revolving Credit Loans on such date, plus (ii) the U.S. Dollar Equivalent on such date of the amount of such Lender’s Pro Rata Share of the LC Obligations on such date, plus (iii) the U.S. Dollar Equivalent on such date of the amount of such Lender’s Pro Rata Share of the aggregate unpaid principal amount of Swing Line Loans on such date.
“Aggregate Outstanding Senior Indebtedness” means as at any date of determination, the sum of (i) the Aggregate Outstanding Credit Exposure on such date, plus (ii) the U.S. Dollar Equivalent on such date of the aggregate outstanding principal amount of Term Loan Debt on such date, plus (iii) the U.S. Dollar Equivalent on such date of the aggregate outstanding principal amount of Yen Loan Debt on such date, plus (iv) the U.S. Dollar Equivalent on such date of the aggregate outstanding amount of any Receivables Transaction Attributed Indebtedness on such date, plus (v) the maximum face amount of letters of credit issued by any Lender (other than any Facility LC), together with any outstanding reimbursement obligations related thereto, plus (vi) the aggregate amount of Net Mark-to-Market Exposure in excess of $10,000,000, plus, (vii) the aggregate amount of any outstanding overdrafts.
“Aggregate Revolving Credit Commitments” means the aggregate amount, stated in U.S. Dollars, of the Revolving Credit Commitments of all Lenders.
“Agreement” means this loan agreement, as it may be amended or modified and in effect from time to time.
“Agreement Accounting Principles” means generally accepted accounting principles as in effect on the Effective Date in the United States, applied in a manner consistent with the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending December 28, 2008; provided, however, that, if any changes in generally accepted accounting principles are required and adopted by the Company or its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the Agent, at the Company’s request, will enter into negotiations, in good faith, in order to amend such provisions in a credit- neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition and results shall be the same in all material respects after such changes as if such changes had not been made; provided that any such amendments shall be reasonably satisfactory to the Required Lenders. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. After the occurrence of any accounting change but until such time as such amendment has been entered into, all financial statements and other financial reports required to be delivered under this Agreement shall be prepared and delivered in accordance with Agreement Accounting Principles.

“Agreement Currency” is defined in Section 16.6.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR 01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternate Currency” means any currency which the Company requests the Agent to include as an Alternate Currency hereunder and which is acceptable to one-hundred percent (100%) of the applicable Alternate Currency Lenders for such Alternate Currency Facility; and with respect to which an Alternate Currency Addendum has been executed among the Company, any Foreign Subsidiary Borrower party thereto, one or more Alternate Currency Lenders and the Agent in connection therewith.
“Alternate Currency Addendum” means a schedule and addendum entered into among the Company, any Foreign Subsidiary Borrower party thereto, one or more Alternate Currency Lenders and the Agent, in form and substance satisfactory to the Agent, the Company, any Foreign Subsidiary Borrower party thereto, and such Alternate Currency Lenders party thereto but in substantially the form of Exhibit H hereto.
“Alternate Currency Advance” means a borrowing hereunder (or a continuation thereof) consisting of the several Alternate Currency Loans made in the same Alternate Currency on the same Borrowing Date (or the date of continuation) by the Alternate Currency Lenders for the same Interest Period.
“Alternate Currency Commitment” means, for each Alternate Currency Lender for each Alternate Currency, the obligation of such Alternate Currency Lender to make Alternate Currency Loans not exceeding the U.S. Dollar Equivalent set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum. The Alternate Currency Commitment of each Alternate Currency Lender for each Alternate Currency Facility is set forth on Schedule 1.1(a), as amended, modified, substituted or replaced from time to time.
“Alternate Currency Facility” means each credit facility established pursuant to Sections 2.1(b) and (d).

“Alternate Currency Lender” means any Lender (including any Applicable Lending Installation) party to an Alternate Currency Addendum.
“Alternate Currency Loan” means any Loan denominated in an Alternate Currency made by an Alternate Currency Lender to a Borrower pursuant to this Agreement and the applicable Alternate Currency Addendum (being, for the avoidance of doubt, such Lender’s portion of an Alternate Currency Advance).
“Alternate Currency Share” means, with respect to any Alternate Currency Lender for any particular Alternate Currency, the percentage obtained by dividing (a) such Alternate Currency Lender’s Alternate Currency Commitment at such time as set forth in the applicable Alternate Currency Addendum by (b) the aggregate of the Alternate Currency Commitments at such time of all Alternate Currency Lenders with respect to such Alternate Currency as set forth in the applicable Alternate Currency Addendum.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.
“Applicable Lending Installation” shall mean, with respect to any Lender, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of such Lender selected by such Lender and notified to the Company and the Agent by such Lender from time to time and, with respect to the Agent, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of the Agent selected by the Agent and notified to the Company from time to time.
“Applicable Margin” means, with respect to Advances of any Type at any time, the facility fee or the LC Fee, as the case may be, the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule.
“Arranger” means J.P. Morgan Securities Inc., a Delaware corporation and its successors.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment” is defined in Section 13.3(a).
“Associated Costs Rate” means, in relation to each Advance, the percentage rate from time to time determined by the Agent (in its sole discretion) as reflecting the cost, loss or difference in return which would be suffered or incurred by the Agent (and/or such Lender or Lenders as it may from time to time determine) (if the Agent or such Lender or Lenders funded such Advance) as a result of:
(a) funding (at LIBOR and on a match funded basis) any special deposit or cash ratio deposit required to be placed with the Bank of England (or any other authority which replaces all or any of its functions); and/or
(b) any charge imposed by the Financial Services Authority (or any other authority which replaces all or any of its functions), in respect of Eligible Liabilities (assuming these to be in excess of any stated minimum) which relate to funding such Advance.

“Augmenting Lender” is defined in Section 2.1(g).
“Australian Dollars” and “AUS$” means the lawful currency of the Commonwealth of Australia.
“Authorized Officer” means, with respect to any Borrower, any of the chief executive officer, the chief financial officer, the treasurer or the controller of such Borrower or any person designated by any of the foregoing in writing to the Agent from time to time to act on behalf of such Borrower, in each case, acting singly.
“Available Alternate Currency Commitment” means at any date of determination with respect to any Alternate Currency Lender under any Alternate Currency Facility as set forth in the applicable Alternate Currency Addendum, the excess, if any, of (a) the U.S. Dollar Equivalent of such Alternate Currency Lender’s Commitment under such Alternate Currency Facility in effect on such date over (b) the U.S. Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans outstanding owing to such Alternate Currency Lender under such Alternate Currency Facility on such date.
“Available Revolving Credit Commitment” means as at any date of determination with respect to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender’s Revolving Credit Commitment in effect on such date over (b) the Aggregate Outstanding Revolving Credit Exposure of such Lender on such date.
“Banking Services” shall mean all treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services and international treasury management services), commercial credit cards and stored value cards, provided to any of the Company or any of its Subsidiaries by any Lender or any Lender’s Affiliates.
“Banking Services Obligations” shall mean any and all obligations of any of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Borrowing Base” means, at any time, an amount equal to 80% of Eligible Receivables at such time.
“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by an Authorized Officer of the Company, in substantially the form of Exhibit I or another form which is acceptable to the Agent in its sole discretion.
“Borrowers” is defined in the preamble hereto.
“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.3, 2.8 or 2.16 as a date on which a Borrower requests the Lenders to make or continue Loans or issue Facility LCs hereunder.
“Borrowing Notice” is defined in Section 2.3(b).
“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars and other Eligible Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day upon which such clearing system as is reasonably determined by the Agent to be suitable for clearing or settlement of the Euro is open for business), (ii) with respect to any borrowing of any Swing Line Loan denominated in any currency other than Dollars, any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange, and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Canadian Dollars” or “CDN$” means the lawful currency of the Dominion of Canada.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) repurchase agreements and reverse repurchase agreements with respect to securities described in clause (i) above entered into with a bank meeting the criteria described in clause (iv) above, and (vi) any money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Change in Control” means, subject to the exceptions contained in the next sentence, any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall after the Effective Date either (a) acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) in excess of 50% of the outstanding shares of voting stock of the Company or (b) obtain the power (whether or not exercised) to elect a majority of the Company’s directors. A Change in Control shall not include any acquisition of beneficial ownership (as defined above) or the power to elect a majority of the Company’s directors by any Person who is or group of Persons (as defined above) which include members of the Kelly Family or are acting for the benefit of members of the Kelly Family, nor shall Change in Control include any change in legal title to, or the trustee of, the Kelly Trust the shifting admission within or to or withdrawal from the Kelly Trust of any beneficiaries.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” shall mean all assets of the Company and each of its Subsidiaries in which a Lien is required to be granted to secure the Secured Obligations. As provided in the Collateral Documents, the Collateral shall not include the Qualified Receivables Transaction Assets.
“Collateral Agent” means JPMCB in its capacity as collateral agent under the Collateral Documents.

“Collateral Documents” means, collectively, the Intercreditor Agreement, the Security Agreements, and all other agreements or documents granting or perfecting a Lien in favor of the Collateral Agent for the benefit of the Secured Parties under the Intercreditor Agreement or otherwise providing support for the Secured Obligations at any time, as any of the foregoing may be amended or modified from time to time.
“Collateral Shortfall Amount” is defined in Section 8.1.
“Commitment” means, with respect to each Lender, the aggregate amount of such Lender’s Revolving Credit Commitment and, as applicable, such Lender’s Alternate Currency Commitments.
“Company” is defined in the preamble hereto.
“Computation Date” is defined in Section 2.5.
“Condemnation” is defined in Section 7.8.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Credit Extension” means the making of an Advance or the issuance or Modification of a Facility LC hereunder.
“Debt Instrument” is defined in Section 6.18.
“Default” means an event described in Article VII.
“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Facility LCs or Swing Line Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, the LC Issuer, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Designated Financial Officer” means, with respect to any Borrower, its chief financial officer, treasurer or controller.
“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of such amount if such currency is any currency other than Dollars, calculated at the Exchange Rate, on or as of the most recent Computation Date provided for in Section 2.5.
“Dollars”, “U.S. Dollars” and “$” means dollars in lawful currency of the United States of America.
“Domestic Subsidiary” means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.
“EBITDA” means, for any period, the sum of (a) the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with Agreement Accounting Principles, plus (b) to the extent deducted in determining such net income, income taxes, Interest Expense, depreciation and amortization, minus (c) to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (x) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest and (y) the Company or any of its Subsidiaries does not control the Board of Directors or other governing body of such Person or does not otherwise control the declaration of a dividend or other distribution, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (iii) gains or losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (iv) any other extraordinary or non-recurring gains or other income not from the continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles and (v) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and such income exceeds $500,000 in any fiscal year for such Subsidiary, plus (d) any extraordinary or non-recurring non-cash losses not from the continuing operations of the Company and its Subsidiaries, and related tax effects, in accordance with Agreement Accounting Principles, plus (e)(i) the amount of all existing cash restructuring charges taken by the Company in the fiscal quarters ending on or before June 30, 2009, (ii) an amount not to exceed $3,800,000 in aggregate amount for cash restructuring charges taken by the Company in the fiscal quarter ending September 30, 2009, (iii) an amount not to exceed $2,000,000 in aggregate amount for cash restructuring charges taken by the Company in the fiscal quarter ending December 31, 2009, plus (iv) an amount not to exceed $18,000,000 in aggregate amount for cash restructuring charges taken by the Company in the fiscal year ending December 31, 2010, plus, (v) an amount not to exceed $5,000,000 in aggregate amount for cash restructuring charges taken by the Company at any time during the period from the Effective Date through December 31, 2010, and (vi) an amount not to exceed $5,000,000 in aggregate amount relating to future cash restructuring charges taken by the Company at any time, which add-backs shall be taken by the Company in the quarter in which any such charges were taken and shall continue for any calculation thereafter which includes such quarter.

“Economic and Monetary Union” or “EMU” shall mean the Economic and Monetary Union of the European Union.
“Effective Date” means the later of (a) date on which the conditions precedent set forth in Section 4.1 are satisfied and (b) September 28, 2009.
“Eligible Receivables” means, as of any date, those accounts receivable of the Company and its Subsidiaries which are subject to the first-priority perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties or which are owned by a Securitization Entity, provided that the Collateral Agent for the benefit of the Secured Parties has a first-priority perfected security interest in all Equity Interests of the such Securitization Entity and such Securitization Entity is otherwise in compliance with the terms of this Agreement, valued at the face amount thereof less, without duplication, such reserves as may be established by the Company or on the books and records of the Company and less such reserves as the Agent elects to establish in its credit judgment, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory or the provision of services in the ordinary course of business, (b) that is outstanding more than 63 days past due or is payable on terms greater than 90 days, provided, that, accounts receivable with terms greater than 90 days but less than or equal to 120 days may be included as “Eligible Receivables” up to an aggregate amount of 5% of all Eligible Receivables, (c) that is subject to any dispute, contra-account, defense, offset, counterclaim, or Lien, or the inventory of which such account receivable constitutes proceeds is subject to any such Lien, (d) which is owing by an account debtor for which more than 50% of the accounts owing from such account debtor and its Affiliates are ineligible, (e) which (i) does not arise from the performance of services in the ordinary course of business, or (ii) is contingent upon the Company’s or such Guarantor’s completion of any further performance, (f) for which the services giving rise to such account have not been performed by the Company or such Guarantor or if such account was invoiced more than once, (g) which is owed by an account debtor which is not organized under applicable law of the U.S. or any state of the U.S., (h) which is owed in any currency other than U.S. Dollars, (i) which is owed by the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Agent in such account have been complied with to the Agent’s satisfaction, provided, that, accounts receivable of the type described in this clause (i) may be included as “Eligible Receivables” up to an aggregate amount of 5% of all Eligible Receivables, (j) which is owed by any Affiliate, employee, officer, director, agent or stockholder of the Company or any of its Subsidiaries, (k) which is owed by an account debtor or any Affiliate of such account debtor (in each case, other than a Lender) to which the Company or any Guarantor is indebted, but only to the extent of such indebtedness and to the extent such indebtedness is due and payable or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof, (l) that has failed to meet established or customary credit standards of the Company, (m) with respect to which any representation or warranty contained in Section 5.20 is incorrect at any time, (n) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, or reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally, or has made a general assignment for the benefit of creditors, (o) that is subordinate or junior in right or priority of payment to any other unsecured obligation or claim, (p) any receivables which are deemed not eligible under the terms of any Qualified Receivables Transaction, or (q) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

“Eligible Currency” shall mean any currency that is freely transferable and freely convertible into Dollars, which is available in the London Interbank Market and in respect of which the U.S. Dollar Equivalent may be readily calculated. If currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country’s currency is, in the determination of the Agent, no longer readily available or freely traded or as to which, in the determination of the Agent, a Dollar Equivalent is not readily calculable, then the Agent shall promptly notify the Company, and such country’s currency shall no longer be an Eligible Currency until such time as the Agent agrees to reinstate such country’s currency as an Eligible Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Agent, the Borrowers with respect to such Eligible Currency shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or an Eligible Currency, as applicable, subject to the other terms of this Agreement.
“Eligible Liabilities” means eligible liabilities as defined under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate) for the time being.
“Environmental Laws” means, with respect to any Borrower or Guarantor, any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case, applicable to such Borrower or Guarantor or their respective Property.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.
“Euro” and/or “EUR” means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of EMU.
“Eurocurrency Advance” means an Advance which bears interest at the applicable Eurocurrency Rate.
“Eurocurrency Loan” means a Loan which bears interest at the applicable Eurocurrency Rate.
“Eurocurrency Reference Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in the applicable Eligible Currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available for any Eligible Currency and with respect to all Eurocurrency Advances denominated in Pounds Sterling, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the arithmetic average of the rate reported to the Agent by each Reference Lender as the rate at which such Reference Lender offers to place deposits in the applicable Eligible Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lender’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period. If any Reference Lender fails to provide such quotation to the Agent, then the Agent shall determine the Eurocurrency Reference Rate on the basis of the quotations of the remaining Reference Lender(s). As of the Effective Date, such alternate rate calculation set forth in the proviso of this definition shall be applicable with respect to the following currencies: Norwegian Krona and Swedish Krona.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, if any, plus (ii) the Applicable Margin, plus (iii) with respect to Loans denominated in Pounds Sterling, if applicable, the Associated Costs Rate.
“Exchange Rate” means the Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery three Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Facility LC” is defined in Section 2.19(a).
“Facility LC Application” is defined in Section 2.19(c).
“Facility LC Collateral Account” is defined in Section 2.19(k).
“Facility Termination Date” means the earlier to occur of (a) September 28, 2012 or (b) the date on which the Commitments are terminated pursuant to Article VIII.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.
“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Management Transaction.
“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes plus (ii) the Applicable Margin.
“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.
“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.
“Foreign Currency” means any Foreign Syndicated Currency or Alternate Currency.

“Foreign Subsidiary” means each Subsidiary organized under the laws of a jurisdiction outside of the United States.
“Foreign Subsidiary Borrower” means each Wholly-Owned Subsidiary listed as a Foreign Subsidiary Borrower in Schedule 1.1(b) as amended from time to time in accordance with Section 8.2(b).
“Foreign Syndicated Currency” shall mean any currency which is an Eligible Currency and which has been approved by the Lenders; provided, that, subject to the terms of this Agreement (including without limitation Section 3.3), Pounds Sterling, Euro, Canadian Dollars, Australian Dollars, Japanese Yen, Swiss Francs, Danish Krona, Norwegian Krona, Swedish Krona and New Zealand Dollars shall be deemed approved by the Lenders.
“Governmental Authority” means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guaranteed Obligations” is defined in Section 9.1.
“Guarantor” means (a) with respect to the Obligations and Rate Management Obligations owing by a Borrower, each Subsidiary Guarantor, and (b) with respect to the Obligations and Rate Management Obligations owing by a Foreign Subsidiary Borrower, the Company and its successors and assigns, and each Subsidiary Guarantor.
“Guaranty” means the guarantee contained in Article IX, including any amendment, modification, renewal or replacement of such guaranty agreement and any separate guaranty, in form and substance satisfactory to the Agent delivered by any Guarantor, as it may be amended or modified from time to time.
“Inactive Subsidiary” means a Subsidiary which has no assets and conducts no business. Schedule 1.1(c) is a list of all Inactive Subsidiaries as of the Effective Date.
“Increasing Lender” is defined in Section 2.1(f).
“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person’s business payable in accordance with customary practices), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), (e) Capitalized Lease Obligations, (f) all reimbursement and similar obligations under outstanding letters of credit, bankers acceptances, surety bonds or similar instruments in respect of drafts or other claims which may be presented or have been presented and have not yet been paid, (g) the aggregate outstanding amount of all Off Balance Sheet Liabilities, based on the aggregate outstanding amounts sold, signed, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of the Company and its Subsidiaries, including without limitation, all Receivables Transaction Attributed Indebtedness, and (h) all Contingent Liabilities of such Person with respect to or relating to Indebtedness of others the same as those described in clauses (a) through (g) of this definition. For purposes of this definition, there shall be excluded from “Indebtedness” all standby letters of credit, bank guaranties, surety bonds and similar instruments which are issued in connection with workers compensation obligations or other statutory or governmental obligations up to an aggregate amount of $100,000,000. All such other instruments shall be included in the calculation of “Indebtedness”. For the avoidance of doubt, Operating Leases are not Indebtedness.

“Intercreditor Agreement” shall mean the Collateral Agency and Intercreditor Agreement among the Secured Parties of the Borrowers and JPMCB, as Collateral Agent, dated as of the date hereof, as amended or modified from time to time, provided that such Intercreditor Agreement, and any amendments or modifications thereto, shall be in form and substance acceptable to the Required Lenders and the Agent.
“Interest Coverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) EBITDA to (b) Interest Expense, in each case calculated for the four consecutive fiscal quarters then ending, on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.
“Interest Expense” means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period. As used in this definition, the term “interest” shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement, any discount and/or other expenses or interest component in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.
“Interest Payment Date” shall mean (a) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period with respect to such Revolving Credit Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, (b) with respect to any Alternate Currency Loan, the date specified as the date on which interest is payable in the applicable Alternate Currency Addendum and (c) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.
“Interest Period” means with respect to any Eurocurrency Loan:
(a) initially, the period commencing on the borrowing or continuation date, as the case may be, with respect to such Loan and ending one, two, three, or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of continuation, as the case may be, given with respect thereto; and
(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, or, if not selected by such Borrower, ending one month thereafter in accordance with Section 2.8;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i) if any Interest Period pertaining to a Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period applicable to a Loan that would otherwise extend beyond, the Facility Termination Date, shall end on the Facility Termination Date; and
(iii) any Interest Period pertaining to a Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Investment” of a Person means any loan, advance (other than commission, moving, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).
“Japanese Yen” means the lawful currency of Japan.
“Joinder Agreement” means the Joinder Agreement to be entered into by each Foreign Subsidiary Borrower subsequent to the date hereof pursuant to Section 8.2(b), substantially in the form of Exhibit B hereto.
“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association (including its branches and affiliates).
“Judgment Currency” is defined in Section 16.6.
“Kelly Family” means Terence E. Adderley, his parents, his spouse, his children and the legal descendants of each, together with the brothers and sisters of William R. Kelly and their legal descendants.
“Kelly Trust” means, collectively, (i) the William R. Kelly Irrevocable Trust dated July 14, 1972, (ii) the William R. Kelly Trust for Terence E. Adderley, dated February 24, 1964, and (iii) the Terence E. Adderley Revocable Trust B, dated October 9, 2001, in each case as the same have been or shall be amended from time to time.
“LC Exposure” is defined in Section 2.17(c).
“LC Fee” is defined in Section 2.19(d).
“LC Issuer” means any Lender who agrees to be designated as an “LC Issuer” hereunder and issue Facility LCs hereunder (or any Subsidiary or affiliate of such Lender) upon request and approval of the Company and the Agent; provided, that, no more than three Lenders may be designated as “LC Issuers” at any time.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.19(e).

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and, to the extent permitted by Section 13.3, assigns. Unless otherwise specified, the term “Lenders” includes JPMCB in its capacity as Swing Line Lender.
“Lending Installation” means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent, as the case may be.
“Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Total Indebtedness at such date to (b) Total Capitalization at such date, in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, fixed or floating charge, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement); provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in Qualified Receivables Transaction Assets shall not be considered a Lien.
“Loan” means, with respect to a Lender, such Lender’s Revolving Credit Loans or Alternate Currency Loans, and, with respect to the Swing Line Lender, Swing Line Loans.
“Loan Documents” means this Agreement, the Guaranties, the Facility LC Applications, the Alternate Currency Addendums, the Collateral Documents, any Notes issued pursuant to Section 2.2(c) and the other agreements, certificates and other documents contemplated hereby or executed or delivered pursuant hereto by any Borrower or any Guarantor at any time on or after the date of execution of this Agreement with or in favor of the Agent or any Lender.
“Margin Stock” means margin stock as defined in Regulations G, T, U or X.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Guarantor to pay its Obligations under this Agreement, including the Guaranty, or (iii) the validity or enforceability of this Agreement, including the Guaranty, the Notes or the Alternate Currency Addendums.
“Material Indebtedness” is defined in Section 7.5.
“Material Plan” is defined in Section 7.10.
“Modify” and “Modification” are defined in Section 2.19(a).
“Moody’s” means Moody’s Investors Service, Inc.
“More Favorable Provision” is defined in Section 6.18.
“Multiemployer Plan” means a plan defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute.
“National Currency Unit” means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions and other Financial Contracts. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction or Financial Contract as of the date of determination (assuming the Rate Management Transaction or Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction or Financial Contract as of the date of determination (assuming such Rate Management Transaction or Financial Contract were to be terminated as of that date).
“Net Worth” means the consolidated shareholder’s equity of the Company and its Subsidiaries, including minority interests, all on a consolidated basis in accordance with Agreement Accounting Principles, provided that the amount of foreign currency translation shall be excluded at all times.
“Non-Excluded Taxes” is defined in Section 3.6(a).
“Non-Paying Guarantor” is defined in Section 9.11.
“Notes” means the collective reference to the Revolving Credit Notes.
“Notice of Assignment” is defined in Section 13.3(b).
“Notice of Drawdown” means a notice substantially in the form attached hereto as Exhibit D.
“Obligated Party” is defined in Section 9.2.
“Obligations” of a Borrower means, the unpaid principal of and interest on the Loans of such Borrower, all Reimbursement Obligations of such Borrower, all Rate Management Obligations of such Borrower to any Lender and all other obligations and liabilities of such Borrower under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of this Agreement or any other Loan Document). Obligations of the Guarantors shall include collectively the Obligations of all of the Borrowers and the obligations of all of the Guarantors under the Guaranty as provided in this Agreement.
“Off Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee.
“Original Dollar Amount” means, in relation to an Advance, the amount thereof requested in the Notice of Drawdown relating thereto or, if such Advance is not denominated in Dollars, the U.S. Dollar Equivalent of such amount, calculated as at the date of such Notice of Drawdown.
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the U.S. Dollar Equivalent on such date of the aggregate unpaid principal amount of Loans outstanding in respect of such Lender at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.
“Participants” is defined in Section 13.2(a).
“Paying Guarantor” is defined in Section 9.11.
“Payment Date” means each February 28, May 30, August 30 and November 30 occurring after the Effective Date, commencing November 30, 2009.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Acquisition” means an Acquisition by the Company or any Subsidiary in a transaction that satisfies each of the following requirements:
(a) such Acquisition is not a hostile or contested acquisition;
(b) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct and no Default or Unmatured Default exists or would be caused thereby; and
(c) the total consideration (whether in cash, by the incurrence or assumption of any Indebtedness, by any deferred payments or by the payment or transfer of any other consideration) paid or payable for all Acquisitions made during the term of this Agreement shall not exceed (i) $15,000,000 if the Interest Coverage Ratio is less than 3.0 to 1.0 as calculated for the most recent four consecutive fiscal quarters as of the date of determination at the time of the proposed Acquisition, or (y) $50,000,000 if the Interest Coverage Ratio is greater than 3.0 to 1.0 as calculated for the most recent four consecutive fiscal quarters as of the date of determination at the time of the proposed Acquisition, in each case after giving effect to such Acquisition.
“Person” means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, company or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has any obligation to contribute to on or after the Effective Date.
“Pounds Sterling” or “Pounds” shall mean the lawful currency of the United Kingdom.
“Pricing Schedule” means the Schedule attached hereto as Exhibit A.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMCB or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, for each Lender, the ratio of such Lender’s Commitment (calculated using the U.S. Dollar Equivalent thereof) to the Aggregate Commitments (calculated using the U.S. Dollar Equivalent thereof), provided, that (a) with respect to Revolving Credit Loans, LC Obligations and Swing Line Loans, Pro Rata Share means, for each Lender, the ratio such Lender’s Revolving Credit Commitment bears to the Aggregate Revolving Credit Commitments, and (b) with respect to Alternate Currency Loans for any Alternate Currency Facility, Pro Rata Share means, for each Alternate Currency Lender for each Alternate Currency Facility, the ratio such Alternate Currency Lender’s Alternate Currency Commitment for such Alternate Currency Facility bears to the aggregate Alternate Currency Commitments for such Alternate Currency Facility. If at any time the Commitments have been terminated, the amount of any Commitment for the purposes of this definition of “Pro Rata Share” only shall be deemed equal to the amount of such Commitment immediately prior to its termination.
“Purchasers” is defined in Section 13.3(a).
“Qualified Receivables Transaction” means any asset securitization transaction (i) by a Securitization Entity, (ii) which is a sale or other transfer of an interest in Qualified Receivables Transaction Assets to such Securitization Entity, which Securitization Entity will in turn sell certain of those Qualified Receivables Transaction Assets to a special purpose entity or a commercial paper issuance vehicle or conduit on terms and in a manner acceptable to the Agent, (iii) which is otherwise permitted by the terms of this Agreement and any other agreement binding on the Borrower or any of its Subsidiaries, (iv) under which 100% of the Equity Interests of such Securitization Entity have been pledged on a first priority basis to the Collateral Agent under the Collateral Documents, and (v) which asset securitization transaction is otherwise in form and substance reasonably acceptable to the Agent.
“Qualified Receivables Transaction Assets” means all Receivables and Related Rights that are sold, purportedly sold, contributed, transferred, conveyed or assigned by the Company or any Subsidiary of the Company to the Securitization Entity (regardless of whether such transfer is characterized as a sale, a secured loan or contribution). For the purposes hereof (i) “Receivables” means accounts or notes receivable and (ii) “Related Rights” means (a) the rights but not the obligations of, the Company or such Subsidiary under all related security with respect to such Receivables, (b) all monies due or to become due to the Company or such Subsidiary with respect to such Receivables, (c) all books and records related to such Receivables, (d) all collections and other proceeds and products of any of such Receivables, (e) and all right title and interest (but not obligations) in and to the lockbox accounts, into which collections or other proceeds with respect to such Receivables may deposited, and any related investment property acquired with any such collections or other proceeds.
“Quotation Date” means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.
“Rate Management Obligations” means any and all obligations of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, in each case entered into to hedge a bona fide risk and not for purposes of speculation.
“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.
“Reference Lenders” means JPMCB and Bank of America, N.A.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation G” means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Company then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.
“Replaced Lender” is defined in Section 3.7.
“Replacement Lender” is defined in Section 3.7.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Reports” is defined in Section 10.7.
“Request for a New Alternate Currency Facility” is defined in Section 2.1(d).
“Required Lenders” means (a) at any time prior to the termination of the Commitments, Lenders holding not less than 51% of the U. S. Dollar Equivalent of the Aggregate Commitments of all Lenders; and (b) at any time after the termination of the Commitments, Lenders whose Outstanding Credit Exposure aggregates at least 51% of the Aggregate Outstanding Credit Exposure of all Lenders.
“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Borrower or any Subsidiary.
“Revolving Credit Advance” means a borrowing hereunder (or continuation thereof) consisting of the several Revolving Credit Loans made on the same Borrowing Date (or date of continuation) by the Lenders to the Company of the same type and, in the case of Eurocurrency Loans, for the same Interest Period.
“Revolving Credit Commitment” means, as to any Lender at any time, its obligation to make Revolving Credit Loans to, and participate in Swing Line Loans and Facility LCs issued upon the application of, the Company in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Revolving Credit Commitments” or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Sections 2.4, 13.3 and the other applicable provisions hereof, and “Revolving Credit Commitments” means the aggregate of all the Lenders’ Revolving Credit Commitments.
“Revolving Credit Loans” means, with respect to a Lender, such Lender’s loans made pursuant to Section 2.1(a).
“Revolving Credit Note” is defined in Section 2.2(c).
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Secured Obligations” means, collectively, all (i) Obligations, (ii) the Term Loan Debt, (iii) the Yen Loan Debt, (iv) Banking Services Obligations, and (v) other indebtedness and obligations defined as “Secured Obligations” in the Intercreditor Agreement.
“Secured Parties” means the Collateral Agent, the Agent, the Lenders, the Term Loan Lenders, the Yen Loan Lender and the other holders of the Secured Obligations.
“Securitization Entity” means a wholly-owned Subsidiary of the Company that engages in no activities other than Qualified Receivables Transactions and any necessary related activities and owns no assets other than as required for Qualified Receivables Transactions and no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary of the Company or is recourse to or obligates the Company or any Subsidiary of the Company in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Qualified Receivables Transaction.
“Security Agreements” means each security agreement, pledge agreement, pledge and security agreement and similar agreement and any other agreement from the Company or any Subsidiary Guarantor granting a Lien on any of its personal property (including without limitation any Equity Interests owned by the Company or such Subsidiary Guarantor), each in form and substance acceptable to the Agent and as amended or modified from time to time, entered into by the Company or any Subsidiary Guarantor at any time for the benefit of the Collateral Agent and the Secured Parties pursuant to this Agreement or the Intercreditor Agreement.
“Single Employer Plan” means a Plan which is maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.
“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.
“Subsidiary Guarantor” means each present and future Domestic Subsidiary and their respective successors and assigns; provided that (i) no Inactive Subsidiary shall be required to be a Subsidiary Guarantor, but shall be required to have 100% of their Equity Interests pledged to the Collateral Agent under the Collateral Documents, (ii) upon the closing of any Qualified Receivables Transaction, (A) any Subsidiary Guarantor which will be a Securitization Entity in connection with any Qualified Receivables Transaction such shall be released from its obligations as a Subsidiary Guarantor and any lien on its assets under any Collateral Document shall be released, and (B) no newly formed Subsidiary which will be Securitization Entity in connection with any Qualified Receivables Transaction shall be required to be a Subsidiary Guarantor so long as no assets are transferred to such newly formed Subsidiary until simultaneously with the closing of any Qualified Receivables Transaction; provided, that, each Securitization Entity will be required to have 100% of their Equity Interests pledged to the Collateral Agent under the Intercreditor Agreement, and (iii) neither The Kelly Services, Inc. Foundation, a non-profit Michigan corporation nor The Kelly Relief Fund, a Michigan non-profit corporation, shall be required to be a Subsidiary Guarantor.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 15% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.
“Supplemental Reports” is defined in Section 11.17.
“Swing Line Exposure” is defined in Section 2.17(c).
“Swing Line Lender” means JPMCB or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to the Company by the Swing Line Lender pursuant to Section 2.16.
“Syndicated Currency” means Dollars and any Foreign Syndicated Currency.
“Term Loan Agreement” means the Loan Agreement dated as of October 3, 2008 among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent for such lenders, as amended, modified or restated from time to time in accordance with the terms hereof.
“Term Loans” means (i) the term loan made under the Term Loan Agreement in the original principal amount of 9,000,000 Euros and (ii) the term loan made under the Term Loan Agreement in the original principal amount of 4,950,000 Pounds Sterling.
“Term Loan Debt” means the indebtedness and other liabilities owing pursuant to any Term Loan Documents at any time.
“Term Loan Documents” means the Term Loan Agreement and all agreements and documents executed in connection therewith at any time and as amended, modified or restated from time to time in accordance with the terms hereof.
“Term Loan Lenders” means the holders of the Term Loan Debt.
“Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries on a consolidated basis as of such date in accordance with Agreement Accounting Principles.
“Total Capitalization” means, as of any date, the sum of (a) the Net Worth at such date plus (b) Total Indebtedness at such date.
“Total Indebtedness” means, as of any date, all Indebtedness of the Company and its Subsidiaries on a consolidated basis as of such date.

“Total Indebtedness to EBITDA Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Total Indebtedness as of such date, to (b) EBITDA calculated for the four consecutive fiscal quarters then ending, on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.
“Transferee” is defined in Section 13.4.
“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Loan.
“Unfunded Liabilities” means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using FASB actuarial assumptions for single employer plan terminations.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Dollar Equivalent” or “Dollar Equivalent” means, on any date, with respect to any amount denominated in U.S. Dollars, such amount denominated in U.S. Dollars, and, with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent. In making any determination of the U.S. Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any Borrowing Date (including any continuation or conversion pursuant to Section 2.8), the Agent shall use the relevant Exchange Rate in effect on the date on which the interest rate for such Loans (including any continuation or conversion pursuant to Section 2.8) is determined pursuant to the provisions of this Agreement and the other Loan Documents.
“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary of which 98% or more of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 98% or more of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Yen Loan Agreement” means the Credit Facility Letter dated November 7, 2007 between the Company and the Yen Loan Lender, as amended, modified or restated from time to time in accordance with the terms hereof.
“Yen Loan” means the term loan made under the Yen Agreement in the original principal amount of 5,451,052,623 Japanese Yen.
“Yen Loan Debt” means the indebtedness and other liabilities owing pursuant to any Yen Loan Documents at any time.
“Yen Loan Documents” means the Yen Loan Agreement and all agreements and documents executed in connection therewith at any time and as amended, modified or restated from time to time in accordance with the terms hereof.
“Yen Loan Lender” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II.
THE CREDITS
2.1 Commitments.
(a) From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make or allow there to be continued and converted Revolving Credit Loans denominated in any Syndicated Currency to the Company and (ii) participate in Swing Line Loans and Facility LCs issued upon the request of the Company, from time to time so long as after giving effect thereto (and to any other Credit Extension to be advanced or continued and to any concurrent repayment of Loans) (i) the U.S. Dollar Equivalent of the Aggregate Outstanding Revolving Credit Exposure of such Lender is equal to or less than its Revolving Credit Commitment, (ii) the U.S. Dollar Equivalent of the Aggregate Outstanding Revolving Credit Exposure of all Lenders does not exceed the Aggregate Revolving Credit Commitments and (iii) the U.S. Dollar Equivalent of the Aggregate Outstanding Credit Exposure of all Lenders does not exceed the Aggregate Commitments. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Revolving Credit Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date (or such earlier date as may be required pursuant to the provisions hereof). The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
(b) Subject to the terms and conditions of this Agreement and the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Facility Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum), the Agent and the applicable Alternate Currency Lenders severally agree, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make or allow there to be continued Alternate Currency Advances under such Alternate Currency Addendum to the applicable Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Lender’s applicable Alternate Currency Commitment; provided, however, at no time shall (i) the U.S. Dollar Equivalent of the Aggregate Alternate Currency Commitments exceed $10,000,000, (ii) the U.S. Dollar Equivalent of the Alternate Currency Advances for any specific Alternate Currency exceed the aggregate of the Alternate Currency Commitments for that Alternate Currency, (iii) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of the Alternate Currency Loans under any Alternate Currency Facility of any Lender exceed its Alternate Currency Commitment for such Alternate Currency Facility, and (iv) the U.S. Dollar Equivalent of the Aggregate Outstanding Credit Exposure of all Lenders exceed the Aggregate Commitments. Each Alternate Currency Advance shall consist of Alternate Currency Loans made by each applicable Alternate Currency Lender ratably in proportion to such Alternate Currency Lender’s respective Alternate Currency Share. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the Borrowers may borrow, repay and reborrow Alternate Currency Advances at any time prior to the Facility Termination Date. On the Facility Termination Date, the outstanding principal balance of the Alternate Currency Advances shall be paid in full by the applicable Borrower and prior to the Facility Termination Date prepayments of the Alternate Currency Advances shall be made by the applicable Borrower if and to the extent required by this Agreement.

(c) If for any reason any applicable Alternate Currency Lender fails to make payment to the Agent of any amount due under this Agreement and the applicable Alternate Currency Addendum, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Alternate Currency Lender hereunder until the Agent receives such payment from such Alternate Currency Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Alternate Currency Lender fails to make payment to the Agent of any amount due under this Agreement and the applicable Alternate Currency Addendum, such Alternate Currency Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the applicable Agent, without recourse or warranty, an undivided interest in and participation in the applicable Alternate Currency Advance in the amount such Alternate Currency Lender was required to pay pursuant to this Agreement and the applicable Alternate Currency Addendum, and such interest and such participation may be recovered from such Alternate Currency Lender together with interest thereon at the rate per annum equal to the Agent’s cost of funds for each day during the period commencing on the date of demand by the Agent and ending on the date such obligation is fully satisfied.
(d) The Company may, by written notice to the Agent request the establishment of additional Alternate Currency Facilities in additional Alternate Currencies (other than Syndicated Currencies) provided the U.S. Dollar Equivalent of the aggregate amount of all of the Alternate Currency Commitments does not exceed $10,000,000 (“Request for a New Alternate Currency Facility”). The Agent will promptly forward to the Lenders any Request for a New Alternate Currency Facility received from the Company; provided each Lender shall be deemed not to have agreed to such request unless its written consent thereto has been received by the Agent within ten (10) Business Days from the date of such notification by the Agent to such Lender; provided, further that any written consent delivered after the passage of such ten (10) Business Day period shall be effective with respect to such Lender. In the event that at least one Lender consents to such Request for a New Alternate Currency Facility, upon execution of the applicable Alternate Currency Addendum and the other documents, instruments and agreements required pursuant to this Agreement and such Alternate Currency Addendum, the new Alternate Currency Facility shall be established. Upon the establishment of any Alternate Currency Facility under this Section 2.1(d), the relevant Borrower may, at its option and upon ten (10) Business Days prior written notice to the Agent, activate the Alternate Currency Commitments established under such Alternate Currency Facility, which notice shall specify the Alternate Currency Commitment which is being activated, the amount of such activation stated in U.S. Dollars and the requested date of activation. (Such activation notice may be provided to the Agent at the time of the Request for a New Alternate Currency Facility in the event the Borrower desires to activate the Alternate Currency Commitment immediately upon establishment of the Alternate Currency Facility in which case no waiting period shall be operative and only the advance notice period required by Section 2.3(b)(ii) shall be required). Upon activation of such Alternate Currency Commitment of any Alternate Currency Lender, (i) Alternate Currency Loans may be made under such Alternate Currency Facility, (ii) the amount of such Alternate Currency Lender’s Revolving Credit Commitment shall be immediately reduced by the amount of such Lender’s new Alternate Currency Commitment, (iii) the Aggregate Revolving Credit Commitments shall be immediately reduced by the aggregate amount of such Alternate Currency Commitments, and (iv) the Pro Rata Share of the Revolving Credit Commitment of each Lender shall be recalculated by the Agent taking into effect the reduced Revolving Credit Commitment of such Alternate Currency Lender. After activation of any Alternate Currency Commitment, the Borrower may from time to time thereafter deactivate such Alternate Currency Commitment upon ten (10) Business Days prior written notice to the Agent, specifying the Alternate Currency Commitment which is being deactivated, the amount of the Alternate Currency Commitment being deactivated stated in U.S. Dollars and the requested date of such deactivation. Upon deactivation of such Alternate Currency Commitment of any Alternate Currency Lender, (i) the amount of such Alternate Currency Lender’s Revolving Credit Commitment shall be immediately increased by the amount of such Lender’s Alternate Currency Commitment deactivated, (ii) the Aggregate Revolving Credit Commitments shall be immediately increased by the aggregate amount of such Alternate Currency Commitments deactivated, and (iii) the Pro Rata Share of the Revolving Credit Commitment of each Lender shall be recalculated by the Agent taking into effect the increased Aggregate Revolving Credit Commitments. The Agent shall, upon any activation or deactivation under this Section 2.1(d), distribute a revised Schedule 1.1(a) to all of the Lenders which shall indicate each Lender’s Revolving Credit Commitment and, if any, Alternate Currency Commitments, together with such Lender’s Pro Rata Share of the Aggregate Commitments and Aggregate Revolving Credit Commitments, which new Schedule 1.1(a) shall automatically supersede any prior Schedule 1.1(a). Alternate Currency Commitments may be reactivated and deactivated from time to time pursuant to this Section 2.1(d).

(e) Except as otherwise required by applicable law, in no event shall the Agent or Alternate Currency Lenders have the right to accelerate the Alternate Currency Advances outstanding under any Alternate Currency Addendum or to terminate their Alternate Currency Commitments (if any), except that such Agent and Alternate Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Section 8.1.
(f) Immediately and automatically upon the occurrence of a Default under Sections 7.6 or 7.7, (A) each Lender shall be deemed to have unconditionally and irrevocably purchased from each Alternate Currency Lender, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Loan ratably in accordance with such Lender’s Pro Rata Share of the Aggregate Commitments, (B) immediately and automatically all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the U. S. Dollar Equivalent of each such Alternate Currency Loan determined as of the date of such conversion, and (C) each Alternate Currency Lender shall be deemed to have unconditionally and irrevocably purchased from each Lender, without recourse or warranty, an undivided interest in and participation in each Revolving Credit Loan and each LC Obligation ratably in accordance with such Lender’s Pro Rata Share of the Aggregate Commitments. Each of the Lenders shall pay to the applicable Alternate Currency Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this Section 2.1(f), and each of the Alternate Currency Lenders shall pay to the applicable Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Revolving Credit Loans and LC Obligations purchased by such Alternate Currency Lender pursuant to this Section 2.1(f), it being the intent of the Lenders that following such equalization payments, each Lender shall hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure based on its Pro Rata Share of the Aggregate Commitments. In the event that any Lender fails to make payment to any other Lender of any amount due under this Section 2.1(f), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives from such Lender an amount sufficient to discharge such Lender’s payment obligation as prescribed in this Section 2.1(f) together with interest thereon at the rate per annum equal to the Agent’s cost of funds for each day during the period commencing on the date of demand by the Agent and ending on the date such obligation is fully satisfied.
(g) The Company may, with the consent of the Agent, from time to time elect to increase the Aggregate Commitments so long as, after giving effect thereto, the total amount of the Aggregate Commitments does not exceed $150,000,000. The Company may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing, electing in its sole discretion, to an increase in its Commitment, an “Increasing Lender”), or by one or more banks, financial institutions or other entities (each such bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or extend Commitments, provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Agent and (ii) the Company and each applicable Increasing Lender or Augmenting Lender shall execute all such documentation as the Agent shall reasonably specify as necessary to give effect to such increase. Increases and new Commitments created pursuant to this clause (g) shall become effective on the date agreed by the Company, the Agent and the relevant Increasing

Lenders and Augmenting Lenders, and the Agent shall notify each affected Lender thereof. Notwithstanding the foregoing, no increase in the Aggregate Commitments (or in the Commitment of any Increasing Lender or Augmenting Lender), shall become effective under this Section 2.1(g) unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth Section 4.2 shall be satisfied and the Agent shall have received a certificate to that effect dated such date and executed by a responsible officer of the Company. On the effective date of any increase in the Aggregate Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Agent such amounts in immediately available funds and in the relevant currency or currencies as the Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Lenders, each Lender’s portion of the Aggregate Outstanding Credit Exposure to equal its Pro Rata Share of the Aggregate Outstanding Credit Exposure and (ii) the Company shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the relevant Commitments (with such reborrowing to consist of the Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurocurrency Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. On the effective date of any increase in the Aggregate Commitments, each Augmenting Lender and each Increasing Lender shall be deemed a Lender for purposes of this Agreement. The Agent shall promptly distribute a revised Schedule 1.1(a) to all of the Lenders, which new Schedule 1.1(a) shall automatically supercede any prior Schedule 1.1(a).
(h) During the period from the Effective Date through the date on which the Total Indebtedness to EBITDA Ratio shall be equal to or less than 3.0 to 1.0 for two (2) consecutive fiscal quarters, at no time shall the amount of the Aggregate Outstanding Senior Indebtedness exceed the Borrowing Base. The Company agrees that if at any time during such period an excess shall arise, it shall on the next Business Day pay to the Agent the amount necessary to eliminate such excess, without presentment, demand, protest or notice of any kind from the Agent or any Lender, all of which the Company expressly waives.
2.2 Repayment of Loans; Evidence of Debt; Types of Advances.
(a) The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full to the Agent for the benefit of the Lenders by the relevant Borrower on the Facility Termination Date. Each Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender in U.S. Dollars or the applicable Foreign Currency, as the case may be, for such Loan, the then unpaid principal amount of each Loan of such Lender to such Borrower on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Each Borrower hereby further agrees to pay to the Agent for the account of each Lender interest in U.S. Dollars or the applicable Foreign Currency, as the case may be, for such Loan, on the unpaid principal amount of the Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.9.
(b) The books and records of the Agent and of each Lender shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

(c) The Company agrees that, upon the request to the Agent by any Lender, the Company will execute and deliver to such Lender promissory notes of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (each, a “Revolving Credit Note”); provided, that the delivery of such Notes shall not be a condition precedent to the Effective Date.
(d) The Advances may be Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Company, provided, that Floating Rate Advances must be denominated in Dollars.
2.3 Procedures for Borrowing.
(a) The Company may borrow under the Commitments from time to time prior to the Facility Termination Date on any Business Day. The Foreign Subsidiary Borrowers may borrow under the Alternate Currency Commitments from time to time prior to the Facility Termination Date on any Business Day.
(b) (i) The Company may from time to time request the making of a Revolving Credit Advance by giving irrevocable notice (a “Borrowing Notice”) to the Agent (which notice must be received by the Agent prior to 10:00 A.M., local time of the Applicable Lending Installation of the Agent, on the same Business Day of the Borrowing Date of each Floating Rate Advance and not less than three Business Days prior to the requested Borrowing Date of each Eurocurrency Advance) specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day), (iii) the currency in which such Loan shall be denominated and its Original Dollar Amount, and (iv) in the case of each Eurocurrency Advance, the length of the initial Interest Period therefor. Each borrowing shall be in Dollars or a Foreign Syndicated Currency the amounts of which shall be (a) (if less than the Aggregate Available Revolving Credit Commitments) equal to or greater than $1,000,000 and in integral multiples of $500,000 thereafter (or, if the Advance is to be denominated in a Foreign Syndicated Currency, such comparable and convenient amount thereof as the Agent may from time to time specify) or (b) equal to the amount of the Aggregate Available Revolving Credit Commitments. Upon receipt of any such notice from the Company relating to a Revolving Credit Advance, the Agent shall promptly notify the Lenders. Not later than 1:00 P.M., local time at the Agent’s funding office for the Company, on the requested Borrowing Date, each Lender shall make an amount equal to its Pro Rata Share of the principal amount of each Revolving Credit Advance requested to be made on such Borrowing Date available to the Agent at the Agent’s funding office for the Company specified by the Agent from time to time by notice to the Lenders and in immediately available or other same day funds customarily used for settlement in Dollars or in the relevant Foreign Syndicated Currency (as the case may be). The amounts made available by each Lender will then be made available to the Company at the funding office for the Company and in like funds as received by the Agent.
(ii) A Borrower may from time to time request the making of an Alternate Currency Loan by giving irrevocable notice to the person to whom notice should be delivered as provided in the applicable Alternate Currency Addendum (which notice must be received by such person prior to 10:00 A.M., local time, not less than three Business Days prior to the requested Borrowing Date) specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day falling one month or more before the Facility Termination Date), (iii) the currency in which such Loan shall be denominated and its Original Dollar Amount, (iv) the length of the initial Interest Period therefor and, (v) such other information as may be required pursuant to the applicable Alternate Currency Addendum. Each borrowing shall be in an Alternate Currency the amounts of which shall be (a) (if less than the aggregate Available Alternate Currency Commitments for the applicable

Alternate Currency) equal to or greater than $1,000,000 and in integral multiples of $500,000 thereafter (or, such comparable and convenient amount thereof as the Agent or the Applicable Alternate Currency Lenders may from time to time specify) or (b) equal to the amount of the aggregate Available Alternate Currency Commitments for the applicable Alternate Currency. Upon receipt of any such notice from any such Borrower relating to an Alternate Currency Loan, the person receiving such notice shall promptly notify the applicable Alternate Currency Lenders. Not later than 2:00 P.M., local time at the funding office for such Borrower, on the requested Borrowing Date, each applicable Alternate Currency Lender shall make an amount equal to its Pro Rata Share of the principal amount of each Alternate Currency Advance requested to be made on such Borrowing Date available to the Borrower at the person’s funding office for such Borrower specified by such person from time to time by notice to the applicable Alternate Currency Lenders and in immediately available or other same day funds customarily used for settlement in the relevant Alternate Currency. The amounts made available by each such Alternate Currency Lender will then be made available to the relevant Borrower at the funding office for such Borrower and in like funds as received by such person. In the event of any conflict between the terms and condition of this Section 2.3(b)(ii) and an Alternate Currency Addendum, the terms of the applicable Alternate Currency Addendum shall control.
(c) If a Borrower requests that an Advance be denominated in a Foreign Currency but the Agent is of the reasonable opinion that it is not feasible for such Advance to be denominated in such Foreign Currency, then the Agent shall notify the Borrower and the Lenders not later than 11:00 a.m. local time on the Quotation Date for such Advance and such Advance shall not be made unless the Borrower and the Lenders agree that such Advance shall be made in Dollars or another Foreign Currency which is not similarly affected.
2.4 Termination or Reduction of Commitments. The Company may permanently reduce the Revolving Credit Commitments, in whole or in part, ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days’ written notice to the Agent, and which notice shall specify the amount of any such reduction, provided, however, that the Aggregate Revolving Credit Commitments may not be reduced below the Aggregate Outstanding Revolving Credit Exposure of all Lenders and the Aggregate Commitments may not be reduced below the Aggregate Outstanding Credit Exposure of all Lenders. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Commitments.
2.5 Determination of Dollar Amounts. The Agent will determine the Dollar Amount of:
(a) all outstanding Loans and LC Obligations (i) on and as of the last day of each Interest Period (but not less frequently than quarterly), (ii) on receipt of any notice from the Company as to the reduction of the Aggregate Commitments, (iii) in connection with each delivery of a Borrowing Base Certificate; and (iv) on any other Business Day elected by the Agent in its discretion or upon instruction by the Required Lenders; and
(b) all outstanding Loans and LC Obligations, on each Business Day during which Aggregate Outstanding Credit Exposure exceeds 80% of the Aggregate Commitments.
Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of the sum of the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitments or the Dollar Amount of the Aggregate Outstanding Revolving Credit Exposure exceeds the Aggregate Revolving Credit Commitments, the Borrowers shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess.

2.6 Facility and Agent Fees.
(a) The Company agrees to pay to the Agent for the account of each Lender a facility fee at the rate per annum equal to the Applicable Fee Rate, on the average daily amount of each Commitment of such Lender, whether used or unused, from and including the Effective Date to but excluding the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The facility fee shall be payable in Dollars.
(b) The Company agrees to pay to the Agent for its own account, such other fees as agreed to between the Company and the Agent.
2.7 Optional and Mandatory Principal Payments on All Loans.
(a) The Company may at any time and from time to time prepay, without premium or penalty but upon payment of any amount payable pursuant to Section 3.4, its Revolving Credit Advances in whole or in part, upon at least three Business Days’ irrevocable notice to the Agent specifying the date and amount of prepayment. Partial payments of Revolving Credit Advances shall be in an amount such that the Dollar Amount of the principal of a Revolving Credit Loan will be reduced by $1,000,000 or any integral multiple of $500,000 principal amount in excess thereof (or, if such prepayment relates to a Loan denominated in a Foreign Currency, such comparable and convenient amount thereof as the Agent may from time to time specify). Prepayment of any Alternate Currency Loan shall be subject to the provisions of the applicable Alternate Currency Addendum.
(b) Each prepayment and conversion pursuant to this Section 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.
(c) If, at any time as of any date of determination, either (a) the Aggregate Outstanding Credit Exposure of all Lenders exceed the Aggregate Commitments, (b) the Aggregate Outstanding Revolving Credit Exposure of all Lenders exceed the Aggregate Revolving Credit Commitments, or (c) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Alternate Currency Advances in any Alternate Currency exceeds the Aggregate Alternate Currency Commitments for such Alternate Currency, then the Borrowers shall immediately prepay the Advances in an amount at least equal to such excess.
(d) If at any time the aggregate outstanding principal amount of the Aggregate Outstanding Senior Indebtedness shall exceed the then Borrowing Base, the Company shall forthwith pay to the Agent an amount for application to the outstanding principal amount of the Revolving Credit Loans, or provide to the Agent cash collateral in respect of outstanding Facility LCs in an amount, such that the aggregate amount of such payments and such cash collateral is not less than the amount of such excess.
(e) Prepayments pursuant to this Section 2.7 shall be applied to prepay Loans made to such Borrower in such order as the Company may direct.
(f) All amounts prepaid may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement.

2.8 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.7. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.3, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurocurrency Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurocurrency Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (local time of the Applicable Lending Installation of the Agent) at least three Business Days prior to the date of the requested conversion or continuation, specifying:
(i) the requested date, which shall be a Business Day, of such conversion or continuation,
(ii) the aggregate amount and Type of the Advance which is to be converted or continued, and
(iii) the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.
2.9 Interest Rates, Interest Payment Dates; Interest and Fee Basis.
(a) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.8, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.3 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. Each Alternate Currency Advance shall bear interest as specified in the applicable Alternate Currency Addendum.
(b) Interest accrued on each Loan shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Effective Date and at maturity.
(c) Interest shall be payable for the day an Advance is made but not for the day of any payment of principal on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance or of any fee shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
(d) All interest and fees (including LC Fees and facility fees) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days (or in the case of interest denominated in Pounds Sterling, 365 days or as may be otherwise specified in any Alternate Currency Addendum) or, in any case where market practice differs, in accordance with market practice. No Interest Period may end after the Facility Termination Date. No more than thirty (30) Revolving Credit Advances shall be permitted to exist hereunder at any one time.

2.10 Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the current Interest Period) as a Eurocurrency Advance. Upon and during the continuance of any Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period (with the Applicable Margin automatically adjusted to the highest amount possible, notwithstanding where the Applicable Margin would otherwise be set) plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee payable with respect to each Facility LC shall be increased by 2% per annum provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.
2.11 Pro Rata Payment, Method of Payment. Each borrowing of an Advance by a Borrower from the Lenders shall be made pro rata according to the Pro Rata Shares of such Lenders in effect on the date of such borrowing. Each payment by the Company on account of any facility fee shall be allocated by the Agent among the Lenders in accordance with their respective Pro Rata Shares. Any reduction of the Commitments of the Lenders shall be allocated by the Agent among the Lenders pro rata according to the Pro Rata Shares of the Lenders with respect thereto. Except as otherwise provided in this Agreement, each optional prepayment by the Company on account of principal or interest on its Revolving Credit Advances shall be allocated by the Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by a Borrower hereunder in respect of amounts denominated in Dollars, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company, by 10:00 A.M. (local time) on the date when due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. All payments (including prepayments) to be made by a Borrower on account of an Advance denominated in a Foreign Currency, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction, or counterclaim in the currency of such Advance (in same day or other funds customarily used in the settlement of obligations in such currency) to the Agent for the account of the Lenders, at the payment office for such Advances specified from time to time by the Agent by notice to the Borrowers prior to 10:00 A.M. local time at such payment office on the due date thereof. The Agent is hereby authorized to charge the account of the Company maintained with JPMCB for each payment of principal, interest and fees as it becomes due hereunder unless otherwise directed by the Company.
2.12 Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.13 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, and repayment notice received by it hereunder. The Agent will notify each Lender and the relevant Borrower of the interest rate applicable to each Advance promptly upon determination of such interest rate. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.
2.14 Lending Installations. Each Lender may make and book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation(s) selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Loans, Facility LCs, participations in LC Obligations and the Notes, if any, shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of such Lending Installation(s). Each Lender and the LC Issuer may, by written or telex notice to the Agent and the applicable Borrower, designate one or more Lending Installations which are to make and book Loans or issue Facility LCs and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.15 Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the rate per annum equal to the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.
2.16 Swing Line Loans.
(a) Making of Swing Line Loans. The Swing Line Lender may elect in its sole discretion to make revolving loans denominated in Dollars and any other currency which is acceptable to the Swing Line Lender (the “Swing Line Loans”) to the Company solely for the Swing Line Lender’s own account, from time to time prior to the Facility Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of $15,000,000 or the Aggregate Available Revolving Credit Commitments. The Swing Line Lender may make Swing Line Loans (subject to the conditions precedent set forth in Article IV), provided that the Agent and the Swing Line Lender have received a request in writing or via telephone from an Authorized Officer of the Company for funding of a Swing Line Loans no later than 11:00 A.M., London time, or noon (Chicago time) (as determined by reference to the Applicable Lending Installation as described below in this Section 2.16(a)), on the Business Day on which such Swing Line Loans is requested to be made with respect to each currency designated as “Same Day” on Schedule 2.16 and 11:00 A.M., London time one Business Day prior to the Business Day on which such Swing Line Loan is requested to be made with respect to each currency designated as “One Day Notice” on Schedule 2.16, which notice shall specify the requested duration of such Swing Line Loans, not to exceed ten (10) days unless otherwise agreed by the Swing Line Lender. All notices to the Agent and the Swing Line Lender shall be delivered by the Company (i) with respect to Swing

Line Loans denominated in Dollars, to the Agent’s and the Swing Line Lender’s Lending Installation in Chicago, Illinois, and (ii) with respect to Swing Line Loans denominated in any currency other than Dollars, to the Agent’s and the Swing Line Lender’s Lending Installation in London, United Kingdom, unless and until otherwise directed by the Agent and the Swing Line Lender. The Swing Line Lender shall not make any Swing Line Loans in the period commencing one Business Day after the Swing Line Lender becomes aware that one or more of the conditions precedent contained in Section 4.2 are not satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Line Loan shall be payable on the earlier of (i) the maturity date agreed to between the Swing Line Lender and the Company or (ii) the Facility Termination Date, with interest at the rate agreed to between the Swing Line Lender and the Company accrued thereon and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Swing Line Lender solely for its own account.
(b) Swing Line Loans Borrowing Requests. The Company agrees to deliver promptly to the Agent and the Swing Line Lender a written confirmation of each telephonic notice for Swing Line Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Swing Line Lender, the records of the Swing Line Lender shall govern, absent manifest error.
(c) Repayment of Swing Line Loans. At any time after making a Swing Line Loan, the Swing Line Lender may request the Company to, and upon request by the Agent the Company shall, promptly request an Advance from all Lenders to the Company and apply the proceeds of such Advance to the repayment of any Swing Line Loans owing by the Company not later than the Business Day following the Swing Line Lender’s or Agent’s request. Notwithstanding the foregoing, upon the earlier to occur of (a) one Business Day after demand is made by the Swing Line Lender, and (b) the Facility Termination Date, each Lender (other than the Swing Line Lender) shall irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loans in an amount equal to such Lender’s Pro Rata Share of such Swing Line Loans and promptly pay such amount to the Swing Line Lender in immediately available funds. Such payment shall be made by the other Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the Company has then requested an Advance in such amount; and such Swing Line Loans shall thereupon be deemed to be a Loan hereunder made on the date of such purchase (except, as aforesaid, with respect to the existence of any Default or the meeting of any condition precedent specified in Section 4.2 on such date). If any Lender fails to make available to the Swing Line Lender, any amounts due to the Swing Line Lender from such Lender pursuant to this Section, the Swing Line Lender shall be entitled to recover such amount, together with interest thereon at the rate per annum equal to the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Swing Line Lender for the account of such Lender or (iii) by payment to the Swing Line Lender by the Swing Line Lender of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Swing Line Lender its Pro Rata Share of any unpaid Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make available to the Swing Line Lender its Pro Rata Share of any unpaid Swing Line Loans on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Swing Line Lender its Pro Rata Share of any unpaid Swing Line Loans.

2.17 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.6;
(b) the Commitments and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
(c) if the Pro Rata Share of the outstanding Swing Line Loans (such Lender’s “Swing Line Exposure”) or the Pro Rata Share of the outstanding LC Obligations (such Lender’s “LC Exposure”) is greater than zero at the time a Lender becomes a Defaulting Lender then:
(i) all or any part of such Swing Line Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Outstanding Credit Exposures plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time; and
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8.1 for so long as such LC Exposure is outstanding;
(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 8.1, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.19(d) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.17(c), then the fees payable to the Lenders pursuant to Section 2.6 and Section 2.19(d) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or
(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.17(c), then, without prejudice to any rights or remedies of the LC Issuer or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.19(d) with respect to such Defaulting Lender’s LC Exposure shall be payable to the LC Issuer until such LC Exposure is cash collateralized and/or reallocated;
(d) so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuer shall not be required to issue, amend or increase any Facility LC, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 8.1, and participating interests in any such newly issued or increased Facility LC or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17 but excluding Section 3.7) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the LC Issuer or Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swing Line Loan or Facility LC in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, (iv) fourth, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.
In the event that the Agent, the Borrower, the LC Issuer and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.
2.18 Advances to be made in Euro. If any Advance made (or to be made) would, but for this provision, be capable of being made either in the Euro or in a National Currency Unit, such Advance shall be made in the Euro.
2.19 Facility LCs.
(a) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Company; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $60,000,000, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (iii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Credit Commitments. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance or, if agreed by the LC Issuer, eighteen (18) months after its issuance.
(b) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c) Notice. Subject to Section 2.19(a), the Company shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
(d) LC Fees. The Company shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to the reasonable and customary fees quoted by the LC Issuer from time to time, calculated on the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an “LC Fee”). The Company shall also pay to the LC Issuer for its own account (x) at the time of issuance of each standby Facility LC, a fronting fee in an amount equal to 0.125% of the original face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.
(e) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Company and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Company and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Company pursuant to Section 2.19(f) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

(f) Reimbursement by Company. The Company shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Company nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.3 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Company may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g) Obligations Absolute. The Company’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Company further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Company’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Company or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Company agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Company and shall not put the LC Issuer or any Lender under any liability to the Company. Nothing in this Section 2.19(g) is intended to limit the right of the Company to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).
(h) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in respect of the Lenders in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

(i) Indemnification. The Company hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Company may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC at the direction of the Company which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of the Company under any other provision of this Agreement.
(j) Lenders’ Indemnification Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.
(k) Facility LC Collateral Account. The Company agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any Reimbursement Obligation is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of such Company but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Company shall have no interest other than as set forth in Section 8.1. The Company hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account, together with all investments made therefrom, and all interest or other income or gain arising from such funds, to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMCB or other Cash Equivalents acceptable to the Agent having a maturity not exceeding 30 days; provided that the Agent shall at all times maintain a perfected security interest in such investments for the ratable benefit of the LC Issuer and the Lenders. Nothing in this Section 2.19(k) shall either obligate the Agent to require the Company to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.
(l) Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.20 Borrowing Base Adjustments. The Company agrees that if at any time any trade account receivable of the Company or any Guarantor fails to constitute Eligible Receivables for any reason, the Agent may, at any time and notwithstanding any prior classification of eligibility, classify such asset as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Lenders and the Agent in and to the same under the Collateral Documents. The Agent will promptly notify the Company and each Lender in writing of any reclassification of the eligibility of any asset pursuant to this Section 2.20.
2.21 Collateral Security; Further Assurances. To secure the payment when due of the Secured Obligations (subject to the Intercreditor Agreement), the Company shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent, Collateral Documents granting or providing for the following:
(a) Security Agreements granting a first priority, enforceable Lien and security interest, subject to the Liens permitted by this Agreement and subject to the sharing provisions to be contained in the Intercreditor Agreement, on all present and future accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as those terms are defined in the Michigan Uniform Commercial Code) and all other personal property of the Company and of each Subsidiary Guarantor, subject to any exclusions described in the Intercreditor Agreement or approved by the Required Lenders and it being understood and agreed that such first priority, enforceable Lien and security interest shall not include any Lien or security interest in the Qualified Receivables Transaction Assets. Notwithstanding the foregoing, with respect to Liens granted by the Company or any Subsidiary Guarantor on the Equity Interests in any Foreign Subsidiary such Lien shall not exceed 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Company or any Guarantor. Notwithstanding the foregoing, if the Agent reasonably determines in good faith that the Company will not incur a material tax liability as result of such greater pledge, the Company shall, upon the request of the Agent, have the balance of its Equity Interests pledged to the Collateral Agent to secure, subject to the Intercreditor Agreement, the Secured Obligations.

(b) On or before the Effective Date, the Company shall cause all Collateral Documents as reasonably requested by the Agent, in each case duly executed on behalf of the Company and the Subsidiary Guarantors, as the case may be, granting to the Secured Parties and the Collateral Agent the Collateral and support specified in Section 2.21 hereof, together with: (v) such resolutions, certificates and opinions of counsel as reasonably requested by the Agent; (w) the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Collateral Documents, including the filing of financing statements and other filings which the Lenders or the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record searches and other Lien searches in such offices as the Lenders or the Agent may request; (x) evidence that the casualty and other insurance required pursuant to the Loan Documents is in full force and effect; (y) originals of all instruments and certificates representing all of the outstanding shares of Equity Interests and other securities and instruments to be pledged thereunder, with appropriate stock powers, endorsements and other powers duly executed in blank; and (z) such other evidence that Liens creating a first priority security interest, subject to the Intercreditor Agreement, in the Collateral shall have been created and perfected as requested by the Agent and the satisfaction of all other conditions in connection with the Collateral and the Collateral Documents as reasonably requested by the Agent, including without limitation all opinions of counsel, and other documents and requirements requested by the Agent.
(c) The Company agrees that it will promptly notify the Agent of the formation, acquisition or existence of any Subsidiary that is a Guarantor (per the definition of Guarantor) that has not executed a Guaranty and Collateral Documents or the acquisition of any assets on which a Lien is required to be granted and that is not covered by existing Collateral Documents. The Company agrees that it will promptly execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such additional Collateral Documents, Guaranties and other agreements, documents and instruments, each in form and substance satisfactory to the Agent, sufficient to grant the Guaranties and Liens contemplated by this Agreement and the Collateral Documents. The Company shall deliver, and cause each Guarantor to deliver, to the Agent all original instruments payable to it with any endorsements thereto required by the Agent. Additionally, the Company shall execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such certificates, legal opinions, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Agent may reasonably request in connection therewith. The Company shall use its best efforts to cause each lessor of real property to it or any Subsidiary where any material Collateral is located to execute and deliver to the Agent an agreement in form and substance reasonably acceptable to the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Collateral Documents and agreeing to permit the Collateral Agent to enter such premises in connection therewith. The Company shall execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the reasonable request of the Agent, such agreements and instruments evidencing any intercompany loans or other advances among the Company and its Subsidiaries, or any of them, and all such intercompany loans or other advances shall be, and are hereby made, subordinate and junior to the Secured Obligations and no payments may be made on such intercompany loans or other advances upon and during the continuance of a Default unless otherwise agreed to by the Required Lenders.

ARTICLE III.
CHANGE IN CIRCUMSTANCES, TAXES
3.1 Yield Protection. If after the date hereof the introduction of, or any change in, any applicable law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or in the interpretation or administration thereof, or the compliance of any Lender or the LC Issuer therewith,
(a) subjects any Lender or any applicable Lending Installation or the LC Issuer to any tax, duty, charge or withholding on or from payments due from any Borrower or changes the basis of taxation of payments to any Lender or the LC Issuer in respect of its Loans, Facility LCs or participations therein or other amounts due it hereunder (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent, the LC Issuer or any Lender as a result of a present or former connection between the Agent, the LC Issuer or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, other than any such connection arising solely from the Agent, the LC Issuer or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or
(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, the LC Issuer or any applicable Lending Installation (other than reserves, assessments and other charges taken into account in determining the Eurocurrency Rate), or
(c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of loans, Facility LCs or participations therein, held or interest received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, then, within 15 days of written demand by the Agent on behalf of such Lender or the LC Issuer, as the case may be, providing evidence of expenses actually incurred or reductions in amounts to be received under this Agreement actually suffered, the affected Borrower shall pay such Lender or the LC Issuer, as the case may be, that portion of such increased expense incurred or reduction in an amount received which is attributable to making, funding and maintaining its Loans, Facility LCs or Commitment.
3.2 Changes in Capital Adequacy Regulations. If the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender, the LC Issuer or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within 15 days of written demand by the Agent on behalf of such Lender or LC Issuer, the Company shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its obligation to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy). “Change” means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Availability of Types of Advances. If any Lender reasonably determines that maintenance of its Loans at a suitable Lending Installation, would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, the Loans of such Lender that are so affected shall be repaid (a) upon demand by such Lender if it shall be unlawful for such Lender to maintain the affected Loan until the end of the Interest Period for the affected Loan, or (b) at the end of the Interest Period for the affected Loan. If the Required Lenders reasonably determine that (i) deposits of a currency, type and maturity appropriate to match fund Loans are not available or (ii) the interest rate applicable to a Loan does not accurately reflect the cost of making or maintaining such Loans, then the Agent shall suspend the availability of the affected Loan or Loans and require any such Loan or Loans of the affected type to be repaid at the end of the Interest Period for such Loan or Loans.
3.4 Funding Indemnification. If any payment of an Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or an Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Advance.
3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender and the LC Issuer shall designate an alternate Lending Installation with respect to its Loans or Facility LCs or participations therein to reduce any liability of a Borrower to such Lender or the LC Issuer, as the case may be, under Sections 3.1 and 3.2 or to avoid the unavailability of an Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender or the LC Issuer in any material respect. Each Lender or the LC Issuer, as the case may be, shall deliver a written statement of such Lender or the LC Issuer to the applicable Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender or the LC Issuer, as the case may be, determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender or the LC Issuer to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender or the LC Issuer, as the case may be, and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such sections shall be calculated as though each Lender funded such Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender or the LC Issuer shall be payable on demand after receipt by the applicable Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.6 shall survive payment of the Obligations and termination of this Agreement. The Borrowers shall have no obligation to compensate any Lender or the LC Issuer with respect to amounts provided in Sections 3.1, 3.2, 3.4 or 3.6 with respect to any period prior to the date which is 180 days prior to the date such Lender or the LC Issuer delivers its written statement hereunder requesting compensation (except such longer period during which solely because of the retroactive application of such law, rule, regulation, policy, guideline or directive such Lender did not know in good faith that such amount would arise or accrue).

3.6 Taxes.
(a) All payments of principal and interest made by the Borrowers under this Agreement, any Facility LC Application and any Note, if any, shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent, the LC Issuer or any Lender as a result of a present or former connection between the Agent, the LC Issuer or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent, the LC Issuer or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Agent, the LC Issuer or any Lender hereunder or under any Note, the amounts so payable to the Agent, the LC Issuer or such Lender shall be increased to the extent necessary to yield to the Agent, the LC Issuer or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement provided, however, that (i) with respect to any Loan or Facility LC in U.S. Dollars to the Company, the Company shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6(b), (ii) with respect to any Loan or Facility in any Foreign Currency, a Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section 3.6(d) and (iii) with respect to any Loan in any Foreign Currency, the Foreign Subsidiary Borrower shall not be required to increase any such amounts payable to any Lender or the Agent to the extent such Lender could avoid the payment of such amount by changing its Lending Installation, provided that any such change in any Lending Installation shall not be required if such Lender has reasonable cause not to change its Lending Installation or such Lender has reasonably determined that it is disadvantageous in any material respect for it to do so. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter (but in any event within thirty (30) days of payment thereof) such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent, the LC Issuer and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:
(i) at least five Business Days before the date of the initial payment to be made by a Borrower under this Agreement to such Lender, deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;
(ii) deliver to the Company and the Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Agent and the Company;
(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent; and
(iv) file amendments to such forms as and when required.

(c) Each Lender (or Transferee) that is incorporated or organized under the laws of the United States of America or a State thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under Section 3.6(b) unless an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent; provided, however, that the Company may rely upon such forms provided to the Company for all periods prior to the occurrence of such event. Each Person that shall become a Lender or a Participant pursuant to Section 13.2 or Section 13.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of such Participant, the obligations of such Participant pursuant to this Section 3.6(c) shall be determined as if such Participant were a Lender, except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.
(d) Each Lender that is not incorporated or organized under the laws of the jurisdiction (i) in which a Foreign Subsidiary Borrower is incorporated or organized, or (ii) in which such Foreign Subsidiary Borrower is located, and, in either case, is a Lender to such Foreign Subsidiary Borrower (whether under the Revolving Credit Commitment or an Alternate Currency Commitment) shall, upon request by such Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated, organized or located, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not prejudice the legal position of such Lender.
(e) Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.6, including, without limitation, the filing of applicable reports and returns with applicable taxing bodies, provided that such effort shall not impose on any such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material. In the event that any Lender determines that any event or circumstance that will lead to a claim by it under this Section 3.6 has occurred or will occur, such Lender will use its best efforts to so notify the Company in writing, provided that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 3.6.
(f) If any payment by any Borrower is made to or for the account of any Lender after deduction for or on account of tax, and additional payments are made by such Borrower then, if any Lender shall receive or be granted a credit against, refund or remission for such tax, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, refund or remission, reimburse to such Borrower such amount as such Lender shall, in its absolute opinion, have concluded to be attributable to the relevant tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Lender to arrange its affairs in whatever manner it thinks fit and, in particular, the Lenders shall not be under any obligation to claim relief from its corporation profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Lenders to disclose any information relating to its tax affairs. Such reimbursement shall be made as soon as reasonably practical upon such Lender certifying that the amount of such credit or remission has been received by it.

3.7 Substitution of Lender. If (a) the obligation of any Lender to make or maintain Loans has been suspended pursuant to Section 3.3 when not all Lenders’ obligations to do so have been suspended, (b) any Lender has demanded compensation under Sections 3.1 or 3.2 when all Lenders have not done so, (c) any Lender is a Defaulting Lender, or (d) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.2 or any other provision of any Loan Document which requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent, the Company shall have the right, if no Default then exists, to replace such Lender (a “Replaced Lender”) with one or more other lenders (collectively, the “Replacement Lender”) acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more Assignments pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender hereunder and (C) the amount which would be payable by the Borrowers to the Replaced Lender pursuant to Section 3.4, if any, if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time; provided, that, no Defaulting Lender shall be entitled to compensation under clause (C) or under Section 3.4 upon any such payment, and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignments, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.4 and 10.7) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Agent or any other Lender.
ARTICLE IV.
CONDITIONS PRECEDENT
4.1 Closing Conditions. On the date hereof, the Borrowers shall furnish, or shall cause to be furnished, to the Agent, with sufficient copies for the Lenders, each of the following:
(a) Copies of the articles of incorporation or similar organizational documents of the Company, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence, all certified by the Secretary, an Assistant Secretary or another duly authorized representative of the Company.
(b) Copies, certified by the Secretary, an Assistant Secretary or another duly authorized representative of the Company, of its by-laws and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

(c) An incumbency certificate, executed by the Secretary, an Assistant Secretary or another duly authorized representative of each Borrower, which shall identify by name and title and bear the signature of the officers of such Borrower authorized to sign the applicable Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.
(d) A written opinion of the counsel for the Company and the Guarantors, addressed to the Lenders in substantially the form of Exhibit E hereto.
(e) Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of any Borrower in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the Effective Date by a duly authorized officer of the Borrowers, or if none is required, a certificate of such officer to that effect.
(f) Payment of all fees owing by the Borrowers as of the Effective Date.
(g) Copies of the unqualified audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 28, 2008, copies of the internally prepared consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended June 28, 2009, and copies of three year financial projections for the Company and its Subsidiaries, in each case in form and substance reasonably satisfactory to the Agent.
(h) The presentation of evidence satisfactory to the Agent that the Loan Agreement dated November 30, 2005, among the Company, certain other borrowers named therein, and the lenders party thereto and the agent named therein shall have been terminated and all indebtedness, liabilities, and obligations outstanding thereunder shall have been paid in full or will be paid from the proceeds of the initial Advance.
(i) The Agent shall have reasonably determined that since August 27, 2009, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally (whether resulting from events prior to or after the date of the commitment) that would likely impair syndication of the Loans hereunder.
(j) The Lenders shall have received an amendment and waiver to the Term Loan Documents, an amendment and waiver to the Yen Loan Documents and all agreements and documents executed in connection therewith, and all such amendments and waivers and other agreements and documents shall be executed simultaneously herewith and shall be satisfactory to the Required Lenders.
(k) The Intercreditor Agreement shall be signed by all parties thereto.
(l) All Loan Documents required by the Agent or the Required Lenders shall have been duly executed by the Company and each applicable Subsidiary, together with any documents, agreements, instruments, filings and other items related thereto as reasonably required by the Agent or the Required Lenders to create a valid, attached, perfected, first priority Lien in favor of the Collateral Agent with respect to the Collateral covered by the Loan Documents.
(m) The Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the calendar quarter immediately preceding the Effective Date.

(n) Satisfactory results of all due diligence with respect to the Company and its Subsidiaries and their assets as required by the Agent.
(o) The Agent shall have received Lien searches in respect of the Company and its Subsidiaries in form and substance satisfactory to the Agent.
(p) Each of the conditions set forth in Section 4.2 shall have been satisfied.
(q) Such other agreements and documents, and the satisfaction of such other conditions as may be reasonably required by the Agent.
4.2 Each Advance. The Lenders shall not be required to make any Credit Extensions or continue or convert any Loans, unless on the applicable Borrowing Date, both before and after giving effect on a pro forma basis to the making of such Credit Extension or such continuation or conversion:
(a) There exists no Default or Unmatured Default.
(b) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.
(c) All legal matters incident to the making or continuation of such Loans shall be satisfactory to the Agent and its counsel.
Each Borrowing Notice or request for issuance of a Facility LC with respect to each Credit Extension and each continuation or conversion by a Borrower hereunder shall constitute a representation and warranty by the Company and such Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Each of the Company and the Foreign Subsidiary Borrowers (insofar as the representations and warranties set forth below relate to such Foreign Subsidiary Borrower) represents and warrants to the Lenders that:
5.1 Corporate Existence and Standing. Each of the Company and its Subsidiaries and each Foreign Subsidiary Borrower is a corporation, partnership, limited liability company or other organization, duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.
5.2 Authorization and Validity. Each Borrower and each Guarantor has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrowers and each of the Guarantors of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers and the Guarantors enforceable against the Borrowers and the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles affecting the availability of specific performance and other remedies.

5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrowers and the Guarantors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company’s or any Subsidiary’s articles of incorporation, code of regulations or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.13) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.
5.4 Financial Statements. The December 28, 2008 audited consolidated financial statements of the Company and its Subsidiaries and the June 28, 2009 interim consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries.
5.5 Material Adverse Change. Since December 28, 2008, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
5.6 Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed by any Governmental Authority and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries by any Governmental Authority, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien (other than as permitted by Section 6.13) exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes, in each case other than as permitted by Section 6.13. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.
5.7 Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of their executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Credit Extensions. Other than any liability incident to such litigation, arbitration or proceedings listed on Schedule 5.7, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
5.8 Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable.

5.9 ERISA. Each member of the Controlled Group has fulfilled its obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such non compliance could not reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Plan, and no steps have been taken to reorganize or terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
5.10 Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof.
5.11 Regulations T, U and X. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder and the Company and its Subsidiaries are in compliance with Section 6.2.
5.12 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.
5.13 Plan Assets; Prohibited Transactions. The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section 4.06 of ERISA or Section 4975 of the Code which could result in any material liability; and neither the execution of this Agreement nor the making of Credit Extensions (assuming that the Lenders do not fund any of the Credit Extensions with any “plan assets” as defined in ERISA) hereunder give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.14 Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.15 Investment Company Act. No Borrower is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.16 Foreign Subsidiary Borrowers.
(a) Each Foreign Subsidiary Borrower is a direct or indirect Wholly-Owned Subsidiary of the Company (excluding director qualifying shares); and
(b) Each Foreign Subsidiary Borrower will have, upon becoming a party hereto, all right and authority to enter into this Agreement and each other Loan Document to which it is a party, and to perform all of its obligations under this and each other Loan Document to which it is a party; all of the foregoing actions will have been taken prior to any request for Loans by such Borrower, duly authorized by all necessary action on the part of such Borrower, and when such Foreign Subsidiary Borrower becomes a party hereto, this Agreement and each other Loan Document to which it is a party will constitute valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by equitable principles affecting the availability of specific performance and other remedies.
5.17 Ownership of Properties. On the Effective Date, the Company and its Subsidiaries will have good title, free of all Liens (other than as permitted by Section 6.13), to all Property and assets reflected in the financial statements as owned by it other than defects in title which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.18 Reportable Transaction. Neither any Borrower nor any Subsidiary intends to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower or any Subsidiary determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.
5.19 Term Loans and Yen Loans. As of the Effective Date, the outstanding principal balances of the Term Loans are 9,000,000 Euros and 4,950,000 Pounds Sterling, and all Term Loan Documents (including the waiver and amendment and other agreements and documents executed on or about the date hereof) have been delivered to the Lenders prior to the Effective Date. As of the Effective Date, the outstanding principal balance of the Yen Loan is 5,451,052,623 Japanese Yen and all Yen Loan Documents (including the waiver or amendment and other agreements and documents executed on or about the date hereof) have been delivered to the Lenders prior to the Effective Date. After giving effect to the waivers and amendments to the Term Loan Documents and the Yen Loan Documents being delivered pursuant to Section 4.1, there is no event of default or event or condition which would become an event of default with notice or lapse of time or both, under the Term Loan Documents or the Yen Loan Documents.
5.20 Borrowing Base. All trade accounts receivable, of the Company or any Guarantor represented or reported by the Company to be, or are otherwise included in, Eligible Receivables comply in all respects with the requirements therefor set forth in the definition thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

ARTICLE VI.
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide consolidated financial statements for the Company and each Subsidiary in accordance with Agreement Accounting Principles and furnish to the Lenders:
(a) Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company’s independent certified public accountants) audit report certified by nationally recognized independent certified public accountants certifying that the Company’s consolidated financial statements are fairly stated in all material respects, in accordance with Agreement Accounting Principles for itself and the Subsidiaries, including balance sheets as of the end of such period, related income statements, and statements of cash flows.
(b) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and related income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer of the Company.
(c) Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit F hereto signed by a Designated Financial Officer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
(d) As soon as available and in any event within 15 Business Days days after the end of each fiscal month for which the Borrowing Base is in effect, a Borrowing Base Certificate, prepared for the Company as of the close of business on the last day of each fiscal month, and such supporting schedules requested by the Agent, in form and detail reasonably satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location, and other information relating to the computation of the Borrowing Base for the Company and the eligibility of any property or assets included in such computation, each certified as true and correct by an Authorized Officer of the Company; provided that, (i) the Company may also elect to deliver updated Borrowing Base Certificates more frequently, and (ii) the Agent may also request more frequent Borrowing Base Certificates (including without limitation in connection as a condition to a Credit Extension under Section 4.2) and the Company shall prepare such updated Borrowing Base Certificate as of the close of business on the last day of the month ending prior to such request.
(e) As soon as possible and in any event within 5 days after (x) receipt by the Company, and (y) a determination is made by the Company concerning a Material Adverse Effect with respect thereto, a copy of (a) any notice or claim to the effect, that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, and (c) any notice of occurrence of any Reportable Event, which, in each case, could reasonably be expected to have a Material Adverse Effect.

(f) Promptly after the sending or filing thereof, copies of all forms 8K, 10-K and 10-Q which the Company files with the Securities and Exchange Commission or any successor agency thereof pertaining to the Company or any of its Subsidiaries as the issuer of securities.
(g) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of their respective Subsidiaries as any Lender or the Agent may from time to time reasonably request.
6.2 Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of all Credit Extensions, to refinance existing Indebtedness, for working capital or general corporate purposes. None of the proceeds of any of the Advances made under this Agreement will be used, whether directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations T, U or X, or to purchase or carry any Margin Stock.
6.3 Notice of Default. The Company will give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default known to it or which in the exercise of reasonable and customary diligence it should have known.
6.4 Conduct of Business. The Company will, and will cause each Subsidiary to do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization (subject to Section 6.11) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in any such case where such failure could not reasonably be expected to have a Material Adverse Effect.
6.5 Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and those which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.
6.6 Insurance. The Company will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies (or self-insurance programs) on their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as management of the Company reasonably considers consistent with sound business practice.
6.7 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect.
6.8 Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition (ordinary wear and tear excepted), and make all reasonably necessary and proper repairs, renewals and replacements.

6.9 Inspection. The Company will, and will cause each Subsidiary to, permit the Agent and upon the occurrence of a Default and during the continuation thereof the Lenders, directly or by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Agent or any Lender, as the case may be, may designate, which times and intervals shall be reasonably acceptable to the Company; provided, however, that such examination shall exclude examination or disclosure of “personal data” within the meaning of the European Union Data Protection Directive (the “EU Directive”) if such disclosure or examination would cause the Company or any Subsidiary of the Company to be in violation of the EU Directive or US-EU Safe Harbor Data Privacy Arrangements issued pursuant to the EU Directive.
6.10 Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, a Subsidiary may merge into the Company or a Wholly-Owned Subsidiary, provided that in any merger involving the Company the Company is the surviving entity and in any merger involving any Guarantor such Guarantor or another Guarantor or the Company is the surviving entity.
6.11 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, (other than the Company or any Guarantor), except:
(a) leases, sales or other dispositions to majority-owned or controlled Subsidiaries subject to the terms of Section 6.14.
(b) any transfer of an interest in Qualified Receivables Transaction Assets as part of a Qualified Receivables Transaction.
(c) leases, sales (including sale leasebacks) or other dispositions of its Property in addition to those described in clauses (a) and (b) above so long as the aggregate value of assets leased, sold or disposed of since the Effective Date does not exceed 15% of the Total Assets of the Company and its Subsidiaries at the time of such transaction.
(d) sales or dispositions of worn out or obsolete equipment and other fixed assets.
(e) exchanges of real property for other real property of substantially similar value on fair and reasonable terms applicable to an arm’s length transaction.
Notwithstanding anything in this Section 6.11 to the contrary, no such leases, sales or other dispositions of property may be made if any Default has occurred and is continuing.
6.12 Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a) The Credit Extensions and the Reimbursement Obligations.
(b) The Term Loan Debt and the Yen Loan Debt, not exceeding in principal amount the respective outstanding principal amount on the Effective Date, including any extension, refinancing or renewal of such Indebtedness; provided, that, (i) the principal amount of such Indebtedness is not increased, (ii) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, and (iii) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness.

(c) Indebtedness existing on the date hereof and described in Schedule 6.12, together with any extensions, renewals or refinancings of such Indebtedness which do not increase the aggregate commitment amount thereof.
(d) Indebtedness arising under Rate Management Transactions related to the Credit Extensions.
(e) Indebtedness arising under Capitalized Lease Obligations or other purchase money obligations incurred solely for the purpose of financing the acquisition of real or personal property, provided that (x) the principal amount of such Indebtedness shall not exceed the cost of the real or personal property purchased, and (y) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $5,000,000 at any time.
(f) Indebtedness of any Subsidiary owing to any other Subsidiary or the Company and permitted by Section 6.17.
(g) Receivables Transaction Attributed Indebtedness under Qualified Receivables Transactions in an aggregate amount not to exceed $100,000,000 at any time.
(h) Other Indebtedness (excluding Receivables Transaction Attributed Indebtedness) not exceeding $20,000,000 in aggregate principal amount at any time outstanding.
6.13 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:
(a) Liens in favor of the Collateral Agent securing the Secured Obligations and subject to the Intercreditor Agreement;
(b) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.
(c) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.
(d) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or other statutory or government obligations, including liens on assets of any Foreign Subsidiary given to secure any letter of credit or bank guaranty given as security or support for the obligations described in this clause (d).
(e) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.
(f) Liens granted by any Subsidiary in favor of the Company or any other Subsidiary.

(g) Any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or Operating Lease.
(h) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and is permitted pursuant to Section 6.12(e); provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.
(i) Judgment or other similar Liens arising in connection with legal proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with Agreement Accounting Principles.
(j) Liens on assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary not exceeding the U.S Dollar Equivalent of $10,000,000 in aggregate principal amount at any time outstanding and if such Indebtedness is permitted pursuant to Section 6.12(h).
(k) Any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.13; provided that (i) such Lien shall not apply to any other property or asset of the Company or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.
Notwithstanding anything in Section 6.12 or 6.13 hereof, no Liens (other than in favor of the Collateral Agent to secure the Secured Obligations) will permitted or suffered to exist on any Equity Interests of any Securitization Entity without the written consent of the Agent and no Indebtedness of, nor any Liens on any assets of, any Securitization Entity will be permitted or suffered to exist other than customary Indebtedness and Liens required under a Qualified Receivables Transaction.
6.14 Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms (taken as a whole) no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.
6.15 Financial Contracts. The Company will not, nor will it permit any Subsidiary to, enter into any Financial Contract for speculative purposes.
6.16 Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, and (ii) Subsidiaries may declare and pay dividends or other distributions to the Company or to another Subsidiary, (iii) if the Interest Coverage Ratio is greater than 3.0 to 1.0 (but less than 5.0 to 1.0) as calculated for the most recent four consecutive fiscal quarters as of the date of determination, the Company may make Restricted Payments not exceeding $20,000,000 during the period including the most recent three prior consecutive fiscal quarters and the current fiscal quarter, and (iv) if the Interest Coverage Ratio is greater than 5.0 to 1.0 as calculated for the most recent four consecutive fiscal quarters as of the date of determination, the Company may make Restricted Payments not exceeding $30,000,000 during the period including the most recent three prior consecutive fiscal quarters and the current fiscal quarter.

6.17 Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
(a) Cash Equivalent Investments.
(b) Investments in any Subsidiary Guarantor.
(c) Existing Investments in Subsidiaries and other Investments existing on the date hereof and described in Schedule 6.17(c), without any increase to such Investments due to the Company or any Subsidiary making any additional Investments unless otherwise permitted hereby.
(d) Mergers or consolidations permitted pursuant to the terms of Section 6.10.
(e) Investments in Tradicao Planejamento e Tecnologia de Servicos S/A in an aggregate amount not to exceed 32,500,000 Brazilian Real during the term of this Agreement.
(f) Investments by any Foreign Subsidiary in any other Foreign Subsidiary.
(g) (i) loans made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary, provided, that, any such loans made by the Company or any Guarantor shall be evidenced by a promissory note pledged pursuant to the Security Agreement, and; (ii) Investments in Equity Interests in Foreign Subsidiaries (in addition to those Investments listed on Schedule 6.17(c) and those permitted pursuant to clause (e) and (f) above);
provided, that, (A) the sum of the amount of loans made by the Company or any Guarantor to any Foreign Subsidiary at any time outstanding pursuant to clause (i) above (without regard to any write-downs or write-offs), plus the aggregate amount of Investments in Equity Interests in Foreign Subsidiaries pursuant to clause (ii) above shall not exceed $50,000,000, and (B) the aggregate amount of Investments in Equity Interests in Foreign Subsidiaries pursuant to clause (ii) above shall not exceed $20,000,000.
(h) Investments in a Securitization Entity in connection with Qualified Receivables Transactions and in an aggregate outstanding amount reasonably acceptable to the Agent and required to consummate the Qualified Receivables Transactions plus Qualified Receivables Transaction Assets permitted to be transferred to a Securitization Entity in connection with Qualified Receivables Transactions in amounts reasonably acceptable to the Agent.
(i) Permitted Acquisitions.
Notwithstanding anything herein to the contrary, all such loans and other Investments permitted under this Section 6.17 shall (x) be evidenced by agreements and instruments in form and substance reasonably acceptable to the Agent (all pursuant to agreements and documents in form and substance acceptable to the Agent) and (y) not be permitted if a Default or Unmatured Default exists at time such loans or other Investments are to be made or would be caused thereby.

6.18 Additional Covenants. This covenant governs any instrument or agreement, or any group of related instruments or agreements, relating to or amending any terms or conditions applicable to any Indebtedness equal to or greater than $5,000,000 of the Company or any of its Subsidiaries (each a “Debt Instrument”), whether such Debt Instrument is now existing or subsequently entered into by the Company or any of its Subsidiaries . The Company shall promptly deliver to the Agent a copy of each Debt Instrument. If any Debt Instrument contains any covenant, term or condition or default not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement (each a “More Favorable Provision”), such More Favorable Provision shall be incorporated by reference in this Agreement as if set forth fully herein (a) as of the date of this Agreement if such Debt Instrument is now existing, or (b) as of the effective date of the Debt Instrument if the Borrower subsequently enters into such Debt Instrument. No amendment, other modification, termination or expiration of any More Favorable Provision shall alter or otherwise affect such provision as incorporated herein, except that any modification which makes such provision become more favorable to the applicable lender shall be incorporated herein in addition to (and not in lieu of) the provisions which it replaces. Additionally, all covenants contained in the Yen Loan Agreement, if more restrictive or otherwise more favorable to the Yen Loan Lender than the covenants in this Agreement as determined by the Required Lenders, are hereby incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no amendment or other modification thereof or the termination or expiration thereof shall alter or otherwise effect such covenants as incorporated herein.
6.19 Financial Covenants.
(a) Leverage Ratio. The Company shall not permit its Leverage Ratio to exceed 0.4 to 1.0 at any time.
(b) Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio as of the last day of each fiscal quarter to be less than (i) as of the fiscal quarter ending September 30, 2010, 1.50 to 1.0; (ii) as of the fiscal quarter ending December 31, 2010, 3.0 to 1.0; (iii) as of the fiscal quarter ending March 31, 2011 and thereafter, 3.50 to 1.0. The Interest Coverage Ratio shall not be tested for the fiscal quarters ending between the Effective Date through and including June 30, 2010.
(c) Minimum EBITDA. At any time that any Loan or any Facility LC is outstanding hereunder and as a condition to requesting any Loan or any Facility LC hereunder, the Company shall have EBITDA of not less than (i) negative $30,000,000 as of September 30, 2009, (ii) negative $30,000,000 as of December 31, 2009, (iii) negative $20,000,000 as of March 31, 2010, and (iv) negative $7,500,000 as of June 30, 2010, in each case calculated as of last day of each fiscal quarter for the four consecutive fiscal quarters then ending. For clarification, with respect to any calculation of this covenant mid-fiscal quarter as a condition to requesting a Loan or Facility LC, such covenant shall be calculated as of the then most recently ended fiscal quarter for which financial statements were required to be delivered under Section 6.1 for such fiscal quarter and the preceding three consecutive fiscal quarters.
ARTICLE VII.
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1 Any representation or warranty made by the Company or its Subsidiaries to the Lenders or the Agent in any Loan Document, in connection with any Credit Extension, or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made and shall not be remedied within three Business Days after written notice from the Agent.

7.2 Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest on any Loan or of any facility fee, LC Fee or any other payment obligations under any of the Loan Documents within three Business Days after the same becomes due (unless such Loan has been rolled over as provided in this Agreement).
7.3 The breach by any Borrower or any Guarantor of any of the terms or provisions of Sections 6.2, 6.3, 6.4, 6.5, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 or 6.19 which is not remedied within three Business Days after written notice from the Agent.
7.4 The breach by any Borrower or any Guarantor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 15 days after written notice from the Agent.
7.5 Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness or Rate Management Obligations (valued by reference to the amount of the Net Mark-to-Market Exposure) aggregating in excess of $15,000,000 (“Material Indebtedness”); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which in the case of any such default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6 The Company or any of its Subsidiaries, shall (i) have an order for relief entered with respect to it under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to adjudicate it a bankrupt or insolvent entity, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts or seeking similar relief under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or similar proceeding or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.
7.7 Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of their respective Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a “Condemnation”), all or any portion of the Property of the Company or any of its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and could reasonably be expected to have a Material Adverse Effect.
7.9 The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000, which is not stayed on appeal.
7.10 Any member of the Controlled Group shall fail to pay when due after the expiration of any applicable grace period an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $1,000,000 (a “Material Plan”) shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $1,000,000.
7.11 The occurrence of any Change in Control.
7.12 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.
7.13 Any Collateral Document shall for any reason (other than solely as the result of an act or omission of the Agent or a Lender) fail to create a valid and perfected first priority security interest, subject to the Intercreditor Agreement, in any Collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or, due to any action by the Company or any of its Subsidiaries not consented to by the Required Lenders, any Collateral Document shall fail to remain in full force or effect or any action shall be taken by the Company or any of its Subsidiaries not consented to by the Required Lenders to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Company or any Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document if the failure continues beyond any period of grace provided for in the applicable Collateral Document.

ARTICLE VIII.
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1 Acceleration; Facility LC Collateral Account.
(a) If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and without any election or action on the part of the Agent, the LC Issuer or any Lender and the Company will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”)
(b) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Company and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(i) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(ii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations owing under this Agreement and any other amounts as shall from time to time have become due and payable by the Company to the Lenders or the LC Issuer under the Loan Documents.
(iii) At any time while any Default is continuing, neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations owing under this Agreement have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Company or paid to whomever may be legally entitled thereto at such time.
(iv) After acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) may direct the Agent and upon such direction the Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.

8.2 Amendments.
(a) Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided however, that no such supplemental agreement shall, without the consent of all of the Lenders:
(i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligation related thereto.
(ii) Modify the definition of Required Lenders.
(iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.7, or increase the amount of any Commitment of any Lender hereunder or the Aggregate Revolving Credit Commitments or the Aggregate Commitments (other than any increase in accordance with Section 2.1(d) or 2.1(g)), or permit any Borrower to assign its rights under this Agreement.
(iv) Amend this Section 8.2(a).
(v) Release any Borrower or any Guarantor or release all or any material portion of the Collateral, other than in connection with any sale or other transfer of any of the foregoing permitted hereunder (including without limitation the release of any Securitization Entity which is a Guarantor from its obligations under this Agreement simultaneously with the closing of any Qualified Receivables Transaction to which any such Securitization Entity is a party).
(vi) Change Section 2.11 in a manner that would alter the pro rata sharing of payments required thereby.
(b) In addition to amendments effected pursuant to the foregoing, the Schedules may be amended as follows:
(i) Schedule 1.1(b) will be amended to add Subsidiaries of the Company as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Foreign Subsidiary Borrower and the Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, (B) delivery to the Agent of (a) such other documents with respect thereto as the Agent shall reasonably request and (b) the written approval of the Agent in its sole discretion.
(ii) Schedule 1.1(b) will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) written notice by the Company to the Agent to such effect and (B) repayment in full of all outstanding Loans of such Foreign Subsidiary Borrower.
(iii) Schedule 2.16 may be amended, modified, supplemented or replaced from time to time with the consent of the Swing Line Lender and the Company.
(c) No modification or waiver of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 13.3(b) without obtaining the consent of any other party to this Agreement. Notwithstanding anything herein to the contrary, any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver other than with respect to any increase in the amount of such Defaulting Lender’s Commitment and any forgiveness of any principal amount of any Loan or any Reimbursement Obligation due such Defaulting Lender, and, for purposes of determining the Required Lenders, the Commitments and the Loans of such Defaulting Lender shall be disregarded and the Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders.

8.3 Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.
ARTICLE IX.
GUARANTEE
9.1 Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the LC Issuer and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
9.2 Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue any Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
9.3 No Discharge or Diminishment of Guaranty. (a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent, the LC Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent, the LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
9.4 Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.
9.5 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Borrowers and the Guarantors have fully performed all their obligations to the Agent, the LC Issuer and the Lenders.

9.6 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.
9.7 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the LC Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
9.8 Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Guaranty until five days after it receives written notice of termination from any Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.
9.9 Taxes. All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the, Lender or LC Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
9.10 Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

9.11 Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article IX, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
9.12 Liability Cumulative. The liability of the Company as a Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of the Company to the Agent, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which the Company is a party or in respect of any obligations or liabilities of the other Borrowers and Gurantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
ARTICLE X.
GENERAL PROVISIONS
10.1 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.
10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.3 Taxes. Subject to any limitations set forth in Section 3.6, any taxes (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

10.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than any fee letters among any Borrowers and any of the Agent or Arranger and any other agreements of any of the Borrowers with the Agent which survive the execution of the Loan Documents.
10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
10.7 Expenses; Indemnification.
(a) The Borrowers shall reimburse on demand the Agent and the Arranger for any reasonable costs, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse on demand the Agent, the LC Issuer, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, the LC Issuer, the Arranger and the Lenders, which attorneys may be employees of the Agent, the LC Issuer, the Arranger or the Lenders) paid or incurred by the Agent, the LC Issuer, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrowers acknowledge and agree that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to any Borrower’s and Guarantors’ assets for internal use by the Agent from information furnished to it by or on behalf of the Borrowers, after the Agent has exercised its rights of inspection pursuant to this Agreement; provided that, if any Lender requests copies of any future similar Reports which the Agent has prepared, then the Agent will provide such reports to such Lender provided that such Lender has executed an indemnity agreement acceptable to the Agent.
(b) The Borrowers hereby further agree to indemnify the Agent, the LC Issuer, the Arranger and each Lender, and their respective directors, officers, employees and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer, the Arranger or any Lender is a party thereto) which any of them may pay or incur at any time arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 10.7 shall survive the termination of this Agreement.
10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. For purposes of Article VI (including any baskets or limitations expressed in U.S. Dollars therein) of this Agreement, any Indebtedness, Investment or other amount made or incurred in any currency other than U.S. Dollars shall be deemed to be the U.S. Dollar Equivalent thereof.
10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
10.11 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent, the LC Issuer nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of such Borrower’s business or operations. Each Borrower agrees that neither the Agent, the LC Issuer nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. Neither the Agent, the LC Issuer nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
10.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such confidential information, except for disclosure: (i) to any Transferee or prospective Transferee or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement to the extent provided in Section 13.4; (ii) to any affiliate of such Lender, or any officer, director, employee or agent of such affiliate; provided, that such affiliate agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than to assist the lender in its credit evaluation under this Agreement; (iii) to legal counsel, accountants and other professional advisors to that Lender (or such affiliate thereof) to the extent necessary to advise that Lender (or such affiliate thereof) concerning its rights or obligations in respect of this Agreement; provided, that such professional advisor agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than advising that Lender with respect to its rights and obligations under this Agreement; (iv) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); (v) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); provided, however, that the Lender (or other Person given confidential information by such Lender) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, unless such notice is prohibited under applicable law, and in the event that such protective order or other remedy is not obtained, such Lender (or such other Person) will furnish only that portion of the confidential information which is legally required, and (vi) to the extent reasonably necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document. Previously confidential information that is or becomes available to the public or becomes available to such Lender other than as a result of disclosure by (i) any Lender prohibited by this Agreement or (ii) any person to whom a Lender is permitted to disclose such information under obligation of confidentiality as provided in this Section 10.12, shall no longer be subject to the confidentiality provisions of this Section 10.12. Notwithstanding anything herein to the contrary, confidential information shall not include, and the Agent and each Lender (and each employee, representative or other agent of the Agent and any Lender for so long as they remain an employee, representative or other agent) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Agent or any Lender relating to such “tax treatment” or “tax structure”; provided that with respect to any document or similar item that in either case contains information concerning the “tax treatment” or “tax structure” of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the “tax treatment” or “tax structure” of the transactions contemplated hereby.
10.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.
ARTICLE XI.
THE AGENT
11.1 Appointment; Nature of Relationship. JPMCB is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
11.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.
11.3 General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for (a) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person; or (b) any determination by the Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”.

11.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; (vi) the existence or possible existence of any Default or Unmatured Default; or (vii) the financial condition of any Borrower or Guarantor or any of their respective Subsidiaries. The Agent shall not have any duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to such Agent at the time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as the Agent or in its individual capacity).
11.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all Lenders if required under Section 8.2(a)), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Obligations. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
11.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.
11.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

11.8 Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify (to the extent not reimbursed by a Borrower and without limiting the obligation of any Borrower to do so) the Agent ratably in proportion to the U.S. Dollar Equivalent of their respective Commitments (or, if the Commitments have been terminated, in proportion to the U.S. Dollar Equivalent of their respective Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company or the other Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.
11.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
11.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.
11.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
11.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no such successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent to such Agent. If no such successor Agent shall have been so appointed by the Required Lenders within thirty days after such resigning Agent’s giving notice of its intention to resign, then such resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent for itself. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of the Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.
11.13 Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver, and other protective provisions to which the Agent is entitled under Articles X and XI.
11.14 Arranger, Syndication Agents and Documentation Agents. Each Lender and each Borrower acknowledges and agrees that the Arranger, each Syndication Agent and each Documentation Agent, in such capacity, shall not have any duties or responsibilities, nor incur any liabilities, under this Agreement or the other Loan Documents in its capacity as such.
11.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent (in its capacity as Agent or as Collateral Agent) to execute and deliver the Collateral Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. The Lenders further empower and authorize the Agent (in its capacity as Agent or as Collateral Agent) to execute and deliver on their behalf the Intercreditor Agreement and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Intercreditor Agreement, provided that the form of the Intercreditor Agreement has been approved by the Required Lenders, and each Lender shall be bound by the terms and provisions of the Intercreditor Agreement so executed by the Agent.
11.16 Collateral Releases. The Lenders hereby irrevocably empower and authorize JPMCB, in its capacity as Agent or as Collateral Agent, to execute and deliver on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases or subordinations of Liens on any Collateral (i) which being sold or disposed of if the Company certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (ii) owned by or leased to the Company or any of its Subsidiaries which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Collateral Agent or the Agent or (iv) which shall otherwise be permitted by the terms hereof or any other Loan Document. Except as provided in the preceding sentence, JPMCB, in its capacity as Agent or as Collateral Agent, will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, JPMCB, in its capacity as Agent or as Collateral Agent, may in its discretion, release Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of the Lenders. In addition to the foregoing, the Lenders, the Agent and the Collateral Agent hereby agree that the Qualified Receivables Transaction Assets shall not be subject to the Liens in favor of the Collateral Agent.

11.17 Collateral; Reports. The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Company or any Subsidiary or is cared for, protected, or insured or has been encumbered, or that any Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing. Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each report prepared by the Agent or another Person showing the results of appraisals, field examinations, audits or other reports pertaining to the Company’s and its Subsidiaries’ assets from information furnished by or on behalf of the Company or its Subsidiaries prepared by or on behalf of the Agent (the “Supplemental Reports”); (b) such Lender expressly agrees and acknowledges that JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Supplemental Report or any of the information contained therein, or (ii) shall not be liable for any information contained in any Supplemental Report; (c) such Lender expressly agrees and acknowledges that the Supplemental Reports are not comprehensive audits or examinations, that the Collateral Agent, the Agent, JPMCB, or any other party performing any audit or examination will inspect only specific information regarding the Company and its Subsidiaries and will rely significantly upon the books and records of the Company and is Subsidiaries, as well as on representations of the personnel of the Company and its Subsidiaries and that JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, undertakes no obligation to update, correct or supplement the Supplemental Reports; (d) such Lender agrees to keep all Supplemental Reports confidential and strictly for its internal use, not share any Supplemental Report with the Company or any of its Subsidiaries and not to distribute any Supplemental Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, shall not be liable to such Lender or any other Person receiving a copy of any Supplemental Report for any inaccuracy or omission contained in or relating to a Supplemental Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Company and its Subsidiaries based on such documents as such Lender deems appropriate without any reliance on the Supplemental Reports or on JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, (iii) to hold JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, and any such other Person preparing a Supplemental Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Supplemental Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to any Company, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any Obligations and (iv) to pay and protect, and indemnify, defend, and hold JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, and any such other Person preparing a Supplemental Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by JPMCB, either individually, as Agent, as Collateral Agent or in any other capacity, and any such other Person preparing a Supplemental Report as the direct or indirect result of any third parties who might obtain all or part of any Supplemental Report through the indemnifying Lender.
ARTICLE XII.
SETOFF; ADJUSTMENTS AMONG LENDERS
12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate thereof to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender by such Borrower pursuant to this Agreement.

12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure to a Borrower (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.6 or 10.7) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure to such Borrower held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of Aggregate Outstanding Credit Exposure to such Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XIII.
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement, and the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Loan Document as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of any of the Advances or a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any of the Advances or a holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.
13.2 Participations.
(a) Permitted Participants; Effect. Subject to Section 13.4, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of its Outstanding Credit Exposure or Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests (including without limitation payments with respect to Non-Excluded Taxes), and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require the consent of all Lenders under Section 8.2(a).
(c) Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents and any such setoff shall be applied to the Obligations, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
13.3 Assignments.
(a) Permitted Assignments. Subject to Section 13.4 and the further provisions of this Section 13.3, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, finance companies, insurance companies or other financial institutions or funds that are engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business or, any other entity (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit G hereto (an “Assignment”) or in such other form as may be agreed to by the parties thereto. The consent of the Agent, the LC Issuer and the Company shall be required prior to an assignment becoming effective, which consent shall not be unreasonably withheld or delayed; provided, that, the consent of the Company shall not be required for an assignment to (i) a Lender or an Affiliate of a Lender unless such assignment would result in any Lender holding greater than fifty percent (50%) of the Commitments, in which case consent of the Company shall be required, or (ii) during the continuance of any Default, any other assignee. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000 (or its U.S. Dollar Equivalent), or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment). No Assignment shall be permitted by a Lender that has any Alternate Currency Commitment unless (i) the assignee agrees to assume the entire obligation of the assignor to make Alternate Currency Loans and agrees to assume all outstanding Alternate Currency Loans and (ii) such assumptions by the assignee do not result in any Borrower being required to make additional payments to any Lender under this Agreement.
(b) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit G hereto (a “Notice of Assignment”), together with any consents required by Section 13.3(a), and (ii) payment of a $3,500 fee to the Agent for processing such assignment (provided that such fee shall not be required if such assignment is to an existing Lender or an Affiliate thereof), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitments and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(b), the transferor Lender, the Agent and the Company shall make appropriate arrangements so that replacement Notes, if applicable, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

13.4 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Company and its Subsidiaries, provided that each Transferee and prospective Transferee agrees to be bound by Section 10.12.
13.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof (in the case of a Transferee which is a Lender to the Company), or of the jurisdiction in which a Foreign Subsidiary Borrower is located (in the case of a Trustee which is a Lender to such Foreign Subsidiary Borrower), the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.6. No interest in a Loan may be transferred to any Person if as a consequence of such transfer any Borrower shall be required to make additional payments to any Lender under this Agreement.
ARTICLE XIV.
NOTICES
14.1 Notices. Except as otherwise permitted by Article II with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of a Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.
14.2 Change of Address. Any Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto, which change shall be effective seven (7) days after receipt.
ARTICLE XV.
COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile or telephone, that it has taken such action.

ARTICLE XVI.
CHOICE OF LAW, CONSENT TO JURISDICTION,
WAIVER OF JURY TRIAL, JUDGMENT CURRENCY
16.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
16.2 WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
16.3 Submission To Jurisdiction; Waivers.
(a) Each Borrower hereby irrevocably and unconditionally:
(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;
(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Foreign Subsidiary Borrower, as the case may be, at the address specified in Section 14.1, or at such other address of which the Agent shall have been notified pursuant thereto;
(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.
(b) Each Foreign Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in Section 16.3(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notices set forth in Section 14.1.

16.4 Acknowledgments. Each Borrower hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b) none of the Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.
16.5 Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.
16.6 Judgment.
(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.
(b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.
16.7 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Lenders and the Agent have executed this Agreement as of the date first above written.

KELLY SERVICES, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KELLY PROPERTIES, LLC
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KELLY RECEIVABLES SERVICES, LLC
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
[Signature Page to Credit Agreement]

KELLY SERVICES (IRELAND), LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KELLY SERVICES OF DENMARK, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KELLY SERVICES CIS, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
[Signature Page to Credit Agreement]

KELLY SERVICES (AUSTRALIA), LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KELLY SERVICES (NEW ZEALAND), LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KELLY STAFF LEASING, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
[Signature Page to Credit Agreement]

KHCS, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
KSI ACQUISITION CORPORATION
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

999 West Big Beaver Road Troy, Michigan 48084 Attention: Treasurer
[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Agent, as Swing Line Lender, as the LC Issuer and as a Lender.
By:	/s/ Suzanne Ergastolo
	Print Name:	Suzanne Ergastolo
	Title:	Vice President

10 S. Dearborn St., Floor 9 Chicago, Illinois 60603
Attention:		Suzanne Ergastolo
Mail Code: IL1-0364
[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Louis K. McLinden
	Print Name:	Louis K. McLinden
	Title:	Managing Director
[Signature Page to Credit Agreement]

COMERICA BANK
By:	/s/ Jessica M. Migliore
	Print Name:	Jessica M. Migliore
	Title:	Assistant Vice President
[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mary Ann Klemm
	Print Name:	Mary Ann Klemm
	Title:	Vice President
[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA
By:	/s/ Dustin Craven
	Print Name:	Dustin Craven
	Title:	Attorney-in-Fact
[Signature Page to Credit Agreement]

BANK OF AMERICA
By:	/s/ Michael Makaitis
	Print Name:	Michael Makaitis
	Title:	Vice President
[Signature Page to Credit Agreement]

EXHIBIT A
PRICING SCHEDULE

	LEVEL I	LEVEL II	LEVEL III
APPLICABLE MARGIN	STATUS	STATUS	STATUS
Eurocurrency Rate	310.0 bps	325.0 bps	375.0 bps
Floating Rate	210.0 bps	225.0 bps	275.0 bps
LC Fee	310.0 bps	325.0 bps	375.0 bps
Facility Fee	40.0 bps	50.0 bps	50.0 bps
For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Sections 6.1(a) or (b).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Total Indebtedness to Total Capitalization Ratio is less than 0.20 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Total Indebtedness to Total Capitalization Ratio is less than 0.30 to 1.00.
“Level III Status” exists at any date if the Company has not qualified for Level I Status or Level II Status.
“Status” means Level I Status, Level II Status or Level III Status.
The Applicable Margin shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.

EXHIBIT B
JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of                                         ,                     , is entered into by [                                        ] (the “Subsidiary”) pursuant to the Credit Agreement dated as of September 28, 2009 (as amended or modified from time to time, the “Credit Agreement”), among Kelly Services, Inc. (the “Company”), the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Agent and as LC Issuer.
WITNESSETH:
WHEREAS, the parties to this Joinder Agreement wish to designate the Subsidiary as a Foreign Subsidiary Borrower under the Credit Agreement in the manner hereinafter set forth; and
WHEREAS, this Joinder Agreement is entered into pursuant to the Credit Agreement;
NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:
1. The Subsidiary hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents and unconditionally agrees to: (a) join the Credit Agreement and the other Loan Documents as a Foreign Subsidiary Borrower, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a Foreign Subsidiary Borrower in the Credit Agreement and the other Loan Documents; and (c) perform all obligations required of it as a Foreign Subsidiary Borrower by the Credit Agreement and the other Loan Documents.
2. The Subsidiary hereby represents and warrants that the representations and warranties with respect to it contained in Article V of the Agreement are true and correct in all material respects on the date hereof other than representation and warranties made as of an express date, which shall be true and correct in all material respects as of such express date.
3. The address and jurisdiction of incorporation of the Subsidiary is set forth in Schedule A to this Joinder Agreement.
4. The Company agrees that its guarantee contained in Article VIII of the Credit Agreement shall remain in full force and effect after giving effect to this Joinder Agreement, including without limitation after including the Subsidiary as a Foreign Subsidiary Borrower under the Credit Agreement.
5. This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan.
6. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.
7. This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the day and year set forth above.

as a Foreign Subsidiary Borrower

By:

Name:
Title:

KELLY SERVICES, INC.

By:
Name:
Title:
Accepted and Acknowledged:
JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

SCHEDULE A
ADMINISTRATIVE INFORMATION

EXHIBIT C
REVOLVING CREDIT NOTE

$	,
                                         (“Company”), unconditionally promises to pay to the order of                      (“Lender”) on or before the Facility Termination Date (as defined in the Loan Agreement hereinafter referred to) for the account of its applicable Lending Installation the principal sum of                                          (                    ) or the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to the Credit Agreement whichever is less, in immediate available funds at the Lending Installation of JPMorgan Chase Bank, N.A., the Agent, designated by the Agent for the Company, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement.
The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Revolving Credit Loan, the date and amount of each principal payment and the date to which payment of this Note has been extended, provided, however, that failure to do so shall not affect the Company’s obligation to pay amounts due hereunder.
The Company expressly waives any presentments, demand, protest or notice in connection with this Revolving Credit Note now, or hereafter, required by applicable law.
This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to the provisions of the Credit Agreement dated as of September 28, 2009 among the Company, the Foreign Subsidiary Borrowers, the Lenders party thereto, the LC Issuer and JPMorgan Chase Bank, N.A., as Agent, as it may be amended from time to time (the “Credit Agreement”), to which Credit Agreement reference is hereby made for a statement of the terms and conditions under which this Revolving Credit Note may be prepaid or its maturity date extended or accelerated.
The Revolving Credit Note shall be construed in accordance with and governed by the laws of Michigan applicable to contracts made and performed in Michigan by a Michigan borrower and a national banking association, as lender.

By:

Title:

EXHIBIT D
NOTICE OF DRAWDOWN

From:	[Borrower]

To:	JPMorgan Chase Bank, N.A., as Agent
Dated:
Dear Sirs:
1. We refer to the Credit Agreement (the “Credit Agreement”) dated as of September 28, 2009 and made between Kelly Services, Inc. and certain Foreign Subsidiary Borrowers named therein, as borrowers, JPMorgan Chase Bank, N.A., as agent and LC Issuer and the financial institutions named therein as lenders. Terms defined in the Credit Agreement shall have the same meaning in this notice.
2. This notice is irrevocable.
3. We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us or an existing Advance to be continued as follows:
(a) Currency and Amount:
(b) Borrowing Date:
(c) Initial Interest Period:
4. If it is not possible, pursuant to Clause 2.3(c) of the Credit Agreement, for the Advance to be made in the currency specified, we would wish [the Advance to be denominated in [insert requested currency]][that the Advance not be made].
5. The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully,

Authorized Signatory
for and on behalf of [Name of Borrower]

EXHIBIT F
COMPLIANCE CERTIFICATE

To:	The Agent and the Lenders parties to the
Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 28, 2009 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Kelly Services, Inc. (the “Company “), the Foreign Subsidiary Borrowers, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent for the Lenders and LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1. I am the duly elected                                          of the Company;
2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;
3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4. Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
5. Schedule II attached hereto sets forth the determination of the Applicable Margin, the LC Fees and Facility Fees to be applicable commencing the fifth day following the delivery hereof.
6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of                                , _____.

KELLY SERVICES, INC.

By:

Its:

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of                                         ,                      with
Provisions of 6.19 of the Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE
Rate Determination

SCHEDULE III TO COMPLIANCE CERTIFICATE
Reports and Deliveries

EXHIBIT G
ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Assignment Agreement”) between                                          (the “Assignor”) and                                          (the “Assignee”) is dated as of                                         ,                     . The parties hereto agree as follows:
1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time, is herein called the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitments (or Outstanding Credit Exposure if the applicable Commitments have been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.
3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3(a) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.
4. PAYMENTS OBLIGATIONS. In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive all payments of principal, interest, Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5. [INTENTIONALLY RESERVED].
6. REPRESENTATIONS OF THE ASSIGNOR, LIMITATIONS ON THE ASSIGNOR’S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company, any Foreign Subsidiary Borrower or any Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company, any Foreign Subsidiary Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Company, any Foreign Subsidiary Borrower or any Guarantor, or (vi) any mistake, error of judgment or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as its contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, and (vii) attaches the forms or other documentation required of the Assignee as a “Lender” pursuant to Section 3.6 of the Credit Agreement with respect to all Commitments assigned hereunder.
8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s nonperformance of the obligations assumed under this Assignment Agreement.
9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3(a) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4 and 8 hereof.

10. REDUCTIONS OF AGGREGATE COMMITMENTS. If any reduction in the Commitments occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Commitments.
11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Michigan.
13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

SCHEDULE 1
to Assignment Agreement
1.
Description and Date of Credit Agreement: Credit Agreement dated as of September 28, 2009 among Kelly Services, Inc., the Foreign Subsidiary Borrowers, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent:

2.	Date of Assignment Agreement: ,
3.	Amounts (As of Date of Item 2 above):

	Revolving Credit		Alternate Currency
	Facility		Facility
a. Total of Commitments (Credit Exposure)* under Credit Agreement	$		$

b. Assignee’s Percentage purchased under the Assignment Agreement		%		%

c. Amount of Assigned Share purchased under the Assignment Agreement	$		$

4. Assignee’s Aggregate (Credit Exposure)* Commitment Amount Purchased Hereunder:	$

5.	Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]		[NAME OF ASSIGNEE]

By:		By:

	Title:		Title:

*	If a Commitment has been terminated, insert Outstanding Credit Exposure in place of Commitment.

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT
Attach Assignor’s Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

EXHIBIT “I”
TO ASSIGNMENT AGREEMENT
NOTICE
OF ASSIGNMENT

,

To:	KELLY SERVICES, INC. AND THE FOREIGN SUBSIDIARY BORROWERS

JPMORGAN CHASE BANK, N.A., as Agent and LC Issuer

From:	[NAME OF ASSIGNOR] (the “Assignor”)
[NAME OF ASSIGNEE] (the “Assignee”)
1. We refer to that Credit Agreement (the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2. This Notice of Assignment (this “Notice”) is given and delivered to the Agent pursuant to Section 13.3(b) of the Credit Agreement.
3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of                                         ,                      (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3(a) and 13.3(b) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.
4. The Assignor and the Assignee hereby give to the Borrowers and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.
5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 13.3(b) of the Credit Agreement.
6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.
8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.
9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to any of the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*	May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR		NAME OF ASSIGNEE

By:		By:

	Title:		Title:

ACKNOWLEDGED AND CONSENTED TO BY:

JPMORGAN CHASE BANK, N.A., as Agent

By:

Title:

KELLY SERVICES, INC.

By:

Title:
[Attach photocopy of Schedule 1 to Assignment]

EXHIBIT H
ALTERNATE CURRENCY ADDENDUM

To:	JPMorgan Chase Bank, N.A., as agent under the Credit Agreement described below (in such capacity, the “Agent”) and the Alternate Currency Lenders listed below

From:	Kelly Services, Inc. (the “Company”) and (the “Subsidiary”)
1. This Alternate Currency Addendum (this “Addendum”) is being delivered to you pursuant to the Credit Agreement, dated as of September 28, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Foreign Subsidiary Borrowers parties thereto, the Lenders from time to time parties thereto and the Agent. Terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.
2. The effective date (the “Effective Date”) of this Addendum will be _____, _____.
3. The Company and the Subsidiary hereby request the Alternate Currency facility (the “Facility”) described below, and acknowledge and agree that, as of the Effective Date and upon acceptance by the Agent and each Alternate Currency Lender party hereto, this Addendum and the Facility described below are hereby designated as an Alternate Currency Addendum for the purposes of the Credit Agreement, and this Addendum and the borrowings made hereunder are subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by this Addendum.

Type of Facility (the “Facility”):	Revolving credit facility

Additional Alternate Currency:	(or “ ”)

Facility maximum borrowing amount:
(the “Maximum Aggregate Alternate
Currency Amount”)

Alternate Currency Lenders and Commitments:	See Schedule 1

Termination Date of Facility:	(not later than the Facility Termination Date)
4. As used in this Addendum, the following terms shall have the meanings specified below:
“Alternate Currency Loan” shall mean any extension of credit, denominated in _____ (or “_____”), made to the Subsidiary pursuant to Section 2.1(b) of the Credit Agreement and this Addendum. An Alternate Currency Loan shall bear interest at the rate per annum which is the sum of the (i) the quotient of (a) Eurocurrency Reference Rate on the Quotation Date thereof, or at such other rate as may be specified in Schedule 2 and (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period, plus (ii) the Applicable Margin, plus (iii) for Loans booked in Pounds Sterling, the Associated Costs Rate.

5. Any modifications to the Interest Payment Dates, Interest Periods, interest rates and any other special provisions applicable to Alternate Currency Loans under this Addendum are set forth on Schedule 2. If Schedule 2 states “None” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Alternate Currency Loans made pursuant to this Addendum.
6. Any special borrowing procedures or funding arrangements for Alternate Currency Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Alternate Currency Loans made hereunder and any additional information requirements applicable to Alternate Currency Loans under this Addendum are set forth on Schedule 3. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule 3, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.
7. The Subsidiary may permanently reduce the Alternate Currency Commitments under this Addendum in whole, or in part ratably among the Alternate Currency Lenders, in an aggregate minimum amounts of _____ and integral multiples of _____ in excess thereof upon at least three (3) Business Days’ written notice to the Agent, which notice shall be given not later than 10:00 a.m. (Chicago time) and shall specify the amount of such reduction; provided, however, that the amount of the Alternate Currency Commitments may not be reduced below the aggregate principal amount of the outstanding Alternate Currency Loans with respect thereto. Any reduction in the Alternate Currency Commitments shall be an automatic reduction of the Maximum Aggregate Alternate Currency Amount. Any such reduction shall be allocated pro rata among all the Alternate Currency Lenders party to this Addendum by reference to their Alternate Currency Shares.
8. (a) This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Agent and Alternate Currency Lenders representing not less than 51% of the Alternate Currency Shares hereunder, but subject to the provisions of Section 8.2 of the Credit Agreement as applied to the Alternate Currency Lenders as to matters related to this Addendum; provided, however, that this Section 8 shall not restrict assignments pursuant to Section 9.
(b) This Addendum may not be terminated without the prior written consent of each Alternate Currency Lender party hereto unless there are no Alternate Currency Loans outstanding hereunder, in which case no such consent shall be required; provided, however that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.
9. Section 13.3 of the Credit Agreement shall apply to assignments by Alternate Currency Lenders of obligations, Commitments and Loans hereunder; provided, however, that an Alternate Currency Lender may not assign any obligations, Commitments or rights hereunder to any Person who is not (or does not simultaneously become) a Lender under the Credit Agreement.

10. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)	if to the Subsidiary under this Addendum, to it at:

Attention:

Title:

Telephone:

Facsimile:

(b)	if to the Agent, to it at:
JPMorgan Chase Bank, N.A.

Attention:
Title:
Telephone:
Facsimile:

in any case with a copy to the Agent at its address or telecopy number referenced in Section 14.1 of the Credit Agreement, and
(c) if to an Alternate Currency Lender, to it at its address (or telecopy number) set forth in Schedule 1 or in the Assignment and Acceptance pursuant to which such Alternate Currency Lender became a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.
11. Each Alternate Currency Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title II of the United States Code or any other security or interest arising from, or in lieu of, such secured claim, received by such Alternate Currency Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) of any Alternate Currency Loan or Loans as a result of which the unpaid principal portion of the Alternate Currency Loans of such Alternate Currency Lender shall be proportionately less than the unpaid principal portion of the Alternate Currency Loans of any other Alternate Currency Lender it shall be deemed simultaneously to have purchased from such other Alternate Currency Lender at face value, and shall promptly pay to such other Alternate Currency Lender the purchase price for, a participation in the Alternate Currency Loans of such other Alternate Currency Lender, so that the aggregate unpaid principal amount of the Alternate Currency Loans and participations in the Alternate Currency Loans held by each Alternate Currency Lender shall be in the same proportion to the aggregate unpaid principal amount of all Alternate Currency Loans then outstanding as the principal amount of its Alternate Currency Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Alternate Currency Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 11 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower party to this Addendum expressly consents to the foregoing arrangements and agrees that any Alternate Currency Lender holding a participation in an Alternate Currency Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim. With respect to any and all moneys owing by such Subsidiary to such Alternate Currency Lender by reason thereof as fully as if such Alternate Currency Lender had made an Alternate Currency Loan directly to such Borrower in the amount of such participation.

12. THE AGENT ACCEPTS THIS ADDENDUM, ON BEHALF OF ITSELF AND THE LENDERS, AT DETROIT, MICHIGAN BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF MICHIGAN. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE COMPANY OR THE SUBSIDIARY OR ANY GUARANTOR AND THE AGENT OR ANY ALTERNATE CURRENCY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS ADDENDUM OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF MICHIGAN.
13. JPMorgan Chase Bank, N.A. designates  _____  as its agent and as its Applicable Lending Installation to perform its functions under this Addendum as Agent, and it is acknowledged and agreed that  _____  and such Lending Installation have all of the rights, indemnifications, exculpations and other applicable terms and provisions as provided to the Agent under the Credit Agreement.
14. The Company and the Subsidiary each hereby represent and warrant that the Facility complies in all respects with the requirements of the Credit Agreement and, except to extent expressly provided herein to the contrary, the Facility shall be subject to the applicable provisions of the Credit Agreement.
15. The Company and the Subsidiary have executed the Joinder Agreement in the form attached hereto as Schedule 4.
16. The Company and the Subsidiary hereby agree to be bound by all of the applicable terms and provisions of this Addendum, and ratify and confirm the Credit Agreement and all other Loan Documents.

KELLY SERVICES, INC.
By:
Name:
Title:

[SUBSIDIARY]
By:
Name:
Title:

Accepted and agreed to by: JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

[Alternate Currency Lenders]

SCHEDULE 1
TO
ALTERNATE CURRENCY ADDENDUM
FOR

Name of Alternate Currency Lender	Alternate Currency Commitment of Such Lender

SCHEDULE 2
TO
ALTERNATE CURRENCY ADDENDUM
FOR

MODIFICATIONS
1.	Business Day Definition:

“Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for the full range of banking business in [insert local jurisdiction].

2.	Interest Payment Dates: None

3.	Interest Periods: None

4.	Interest Rates: None

5.	Modifications to Interest Period Selection/Conversion: None

6.	Other:

Termination Date for Addendum: (not later than the Facility Termination Date)

Maximum Number of Interest Periods: ( )

7.
Condition Precedent to Initial Alternate Currency Loan: Prior to the initial Alternate Currency Loan under this Addendum, the Subsidiary shall provide the Agent with a copy of the Subsidiary’s authorized signatory list, a certified copy of the board minutes authorizing the Subsidiary and the signatory to enter into this Addendum and all transactions related hereto and such other information as reasonably requested by the Agent related to such matters.

SCHEDULE 3
TO
ALTERNATE CURRENCY ADDENDUM
FOR
OTHER PROVISIONS
1.
Borrowing Procedures: Notice of Borrowing shall be given by the Subsidiary not later than 10:00 a.m. (                     time) three Business Days prior to the date of the proposed borrowing of any Alternate Currency Loan.

2.	Funding Arrangement:

Minimum amounts/increments for Alternate Currency Loans, repayments and prepayments: Minimum amount of                                          with increments of                                          (such minimum amounts to be negotiated between the Subsidiary and the Alternate Currency Lenders provided that such amounts shall not be greater than the minimum amounts set forth in Section 2.3(b) of the Credit Agreement).

3.	Promissory Notes: None required.

4.	Information Requirements: None.

SCHEDULE 4
TO
ALTERNATE CURRENCY ADDENDUM
FOR THE                                          BORROWING SUBSIDIARY
JOINDER AGREEMENT
[See Exhibit B to Credit Agreement]

SCHEDULE 1.1(A)

COMMITMENTS

COMMITMENTS
Lender	Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$25,000,000	27.778%
PNC Bank, National Association	$20,000,000	22.222%
Comerica Bank	$15,000,000	16.667%
U.S. Bank National Association	$10,000,000	11.111%
Royal Bank of Canada	$10,000,000	11.111%
Bank of America, N.A.	$10,000,000	11.111%

Aggregate Commitments	$90,000,000	100%

SCHEDULE 1.1(A) (CONT’D.)

COMMITMENTS

REVOLVING CREDIT COMMITMENTS
Lender	Revolving Credit Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$25,000,000	27.778%
PNC Bank, National Association	$20,000,000	22.222%
Comerica Bank	$15,000,000	16.667%
U.S. Bank National Association	$10,000,000	11.111%
Royal Bank of Canada	$10,000,000	11.111%
Bank of America, N.A.	$10,000,000	11.111%

Aggregate Revolving Credit Commitments	$90,000,000	100%

SCHEDULE 1.1(A) (CONT’D.)

COMMITMENTS

ALTERNATE CURRENCY COMMITMENTS
Alternate Currency
Lender	Currency	Commitment	Pro Rata Share
$0
September 28, 2009

Schedule 1.1(b)
Foreign Subsidiary Borrowers
None
September 28, 2009

Schedule 1.1(c)
Inactive Subsidiaries
Kelly Management Services, Inc., a Delaware corporation
KellySelect, Inc., a Delaware corporation
KellyGuard Security Services, Inc., a Michigan corporation
September 28, 2009

SCHEDULE 2.16
SWING LINE LOAN NOTICE
Same Day Notice
United States Dollars
Pounds Sterling
Euro
Canadian Dollars
One Day Notice
Australian Dollars
Japanese Yen
Swiss Francs
Danish Krona
Norwegian Krona
Swedish Krona
New Zealand Dollars

SCHEDULE 5.7
LITIGATION AND CONTINGENT OBLIGATIONS
Except for what was disclosed in Kelly Services, Inc.’s latest 10Q filing, there is no additional material litigation.

SCHEDULE 5.8
SUBSIDIARIES

SCHEDULE 6.12
EXISTING INDEBTEDNESS

SCHEDULE 6.13
EXISTING LIENS